                                                                    Exhibit 10.9
                                NOTICE OF LEASE
                                ---------------



LANDLORD:      Mortimer B. Zuckerman and Edward H. Linde, Trustees of 91
               Hartwell Avenue Trust u/d/t Trust dated September 28, 1981 and filed with the Middlesex South Registry District of the Land
               Court as Document 616455 as amended by instruments dated December
               10, 1984 and April 17, 1991 respectively filed with said Registry
               District as Document Nos. 675674 and 844541


TENANT:        Workgroup Technology Corporation


DATE OF
EXECUTION:     July 30, 1996


DESCRIPTION
OF PREMISES:   29,042 square feet on the third floor of the Building located at
               91 Hartwell Avenue, Lexington, Massachusetts and situated on the real property described in Exhibit A attached hereto.


TERM: Sixty (60) months (plus the partial month, if any, immediately following the Commencement Date).


SCHEDULED TERM
COMMENCEMENT
DATE: September 1, 1996 (as the same may be adjusted in Sections 2.4 and 3.2 of the Lease)


RIGHTS OF RENEWAL
OR EXTENSION:  Two (2) periods of three (3) years each.

                                                                    Exhibit 10.9
     Nothing contained herein shall be deemed to modify or amend the terms and provisions of the Lease.

     Executed under seal this 30 day of July, 1996.

                                    LANDLORD:



                                    /s/ Edward H. Linde
                                    -----------------------------------
                                    Edward H. Linde, As Trustee and not
                                    Individually


                                    TENANT:

                                    /s/ G. R. McHorney
                                    -----------------------------------
                                    Workgroup Technology Corporation

                                                                    Exhibit 10.9
                         COMMONWEALTH OF MASSACHUSETTS

County of Suffolk                                      July 30, 1996

     Then personally appeared the above-named Edward H. Linde, as Trustee as aforesaid and acknowledged the foregoing instrument to be his free act and deed, before me,


                                    --------------------------------------
                                    _______________________, Notary Public
                                    My Commission Expires:________________



                         COMMONWEALTH OF MASSACHUSETTS

County of Middlesex                                    July 30, 1996

     Then personally appeared the above-named George R. McHorney, the Vice President & Treasurer of Workgroup Technology Corporation and acknowledged the foregoing instrument to be the free act and deed of said Workgroup Technology Corporation, before me,


                                    --------------------------------------
                                    _______________________, Notary Public
                                    My Commission Expires:________________

                                                                    Exhibit 10.9

                              91 HARTWELL AVENUE
                           LEXINGTON, MASSACHUSETTS

                          LEASE DATED JULY  30, 1996


     THIS INSTRUMENT IS AN INDENTURE OF LEASE in which the Landlord and the Tenant are the parties hereinafter named, and which relates to space in a certain building (the "Building") known as, and with an address at, 91 Hartwell Avenue, Lexington, Massachusetts.

     The parties to this Indenture of Lease hereby agree with each other as follows:

                                   ARTICLE I
                                   ---------

                                REFERENCE DATA
                                --------------

1.1  Subjects Referred To:

     Each reference in this Lease to any of the following subjects shall be construed to incorporate the data stated for that subject in this Article:

     LANDLORD:                      Mortimer B. Zuckerman and Edward H. Linde,
                                    Trustees of 91 Hartwell Avenue Trust under
                                    Declaration of Trust dated September 28,
                                    1981 filed with the Middlesex South Registry
                                    District as Document No. 616455 as amended by instruments dated December 10, 1984 and April 17, 1991 respectively filed with said
                                    Registry District as Document Nos. 675674 and 844541 but not individually.

     LANDLORD'S ORIGINAL
     ADDRESS:                       c/o Boston Properties, Inc.
                                    8 Arlington Street
                                    Boston, Massachusetts 02116
     LANDLORD'S CONSTRUCTION
     REPRESENTATIVE:                Stacey Baker

                                                                    Exhibit 10.9
     TENANT:                        Workgroup Technology Corporation, a
                                    Delaware corporation.
     TENANT'S ORIGINAL
     ADDRESS:                       81 Hartwell Avenue
                                    Lexington, Massachusetts 02173
     TENANT'S CONSTRUCTION
     REPRESENTATIVE:                George McHorney

     SPECIAL ALLOWANCE:             As set forth in Section 3.1 (B) hereof.

     SCHEDULED TERM
     COMMENCEMENT DATE:             September 13, 1996

     COMMENCEMENT DATE:             As defined in Sections 2.4 and 3.2

     RENT COMMENCEMENT
     DATE:                          The fourteenth (14th) day immediately
                                    following the Commencement Date.

     OUTSIDE COMPLETION
     DATE:                          October 15, 1996

     ORIGINAL TERM:                 Sixty (60) calendar months (plus the partial
                                    month, if any, immediately following the Commencement Date), unless extended or sooner terminated as provided in this Lease.

     EXTENSION OPTIONS:             Two (2) periods of three (3) years each as
                                    provided in and on the terms set forth in
                                    Section 2.4.1 hereof.

     TERM OR LEASE TERM:            All references in this Lease to the Term or
                                    Lease Term shall mean the Original Term and if extended pursuant to Section 2.4.1, the Original Term as extended by the exercise of the applicable extension option(s) unless otherwise specifically provided in this
                                    Lease.

     THE SITE:                      That certain parcel of land known as and
                                    numbered 91 Hartwell Avenue, Lexington,
                                    Middlesex County, Massachusetts, being more particularly described in Exhibit A attached hereto.

     THE BUILDING:                  The Building known as and numbered

                                                                    Exhibit 10.9
                                    91 Hartwell Avenue, Lexington,
                                    Massachusetts. The Building is appropriately labeled on Exhibit A-1 attached hereto and hereby made a part hereof.

     THE COMPLEX:                   The Building together with all surface
                                    parking areas, the Site and all improvements
                                    (including landscaping) thereon and thereto.

     TENANT'S SPACE:                A portion of the third (3rd) floor of the
                                    Building in accordance with the floor plan attached hereto as Exhibit D and incorporated herein by reference.

     NUMBER OF PARKING SPACES:      One Hundred Five (105) spaces as same may
                                    increase pursuant to Sections 2.2 or 2.2.1 hereof.

     ANNUAL FIXED RENT:             (a)    During the Original Term of this
                                           Lease at the following annual rates:

                                           (i)    For the period beginning on
                                                  the Rent Commencement Date and
                                                  continuing through the last
                                                  day of the twelfth (12th) full
                                                  calendar month of the Original
                                                  Term, at the annual rate of
                                                  $566,319.00 (being the product
                                                  of (x) $19.50 and (y) the
                                                  "Rentable Floor Area of the
                                                  Premises" (hereinafter defined
                                                  in this Section 1.1); and

                                           (ii)   For the period beginning on
                                                  the first (1st) day of the
                                                  thirteenth (13th) full
                                                  calendar month of the Original
                                                  Term and continuing through
                                                  the

                                                                    Exhibit 10.9
                                                  last day of the twenty fourth
                                                  (24th) full calendar month of
                                                  the Original Term, at the
                                                  annual rate of $595,361.00
                                                  (being the product of (x)
                                                  $20.50 and (y) the Rentable
                                                  Floor Area of the Premises;
                                                  and

                                           (iii)  For the period beginning on
                                                  the first day of the twenty
                                                  fifth (25th) full calendar
                                                  month of the Original Term and
                                                  continuing through the last
                                                  day of the thirty sixth (36th)
                                                  full calendar month of the
                                                  Original Term, at the annual
                                                  rate of $624,403.00 (being the
                                                  product of (x) $21.50 and (y)
                                                  the Rentable Floor Area of the
                                                  Premises); and

                                           (iv)   For the period beginning on
                                                  the first day of the thirty
                                                  seventh (37th) full calendar
                                                  month of the Original Term and
                                                  continuing through the last
                                                  day of the forty eighth (48th)
                                                  full calendar month of the
                                                  Original Term, at the annual
                                                  rate of $653,445.00 (being the
                                                  product of (x) $22.50 and (y)
                                                  the Rentable Floor Area of the
                                                  Premises).

                                           (v)    For the period beginning on
                                                  the first day of the forty
                                                  ninth (49th) full calendar
                                                  month of the Original Term and

                                                                    Exhibit 10.9
                                                  continuing through the
                                                  remainder of the Original
                                                  Term, at the annual rate of
                                                  $682,487.00 (being the product
                                                  of (x) $23.50 and (y) the
                                                  Rentable Floor Area of the
                                                  Premises).

                                    (b)    During the extension option periods
                                           (if exercised), as determined
                                           pursuant to Section 2.4.1.

     OPERATING EXPENSES:            As provided in Section 2.6 hereof.

     REAL ESTATE TAXES:             As provided in Section 2.7 hereof.

     TENANT ELECTRICITY:            Initially as provided in Section 2.5 subject
                                    to adjustment as provided in Section 2.8 hereof.

     ADDITIONAL RENT:               All charges and other sums payable by Tenant
                                    as set forth in this Lease, in addition to Annual Fixed Rent.

     RENTABLE FLOOR AREA            29,042 square feet.
     OF TENANT'S SPACE
     (SOMETIMES ALSO
     CALLED RENTABLE FLOOR
     AREA OF THE PREMISES):

     TOTAL RENTABLE FLOOR           122,328 square feet.
     AREA OF THE BUILDING
     (ALSO CALLED RENTABLE
     FLOOR AREA OF THE BUILDING):

     PERMITTED USES:                General office purposes.


     INITIAL MINIMUM                $2,000,000.00 combined single

                                                                    Exhibit 10.9
     LIMITS OF TENANT'S             limit per occurrence on a per location
     COMMERCIAL GENERAL             basis.
     LIABILITY INSURANCE:

     LEGAL REQUIREMENTS:            All applicable laws, by-laws, rules,
                                    regulations, requirements, statutes and
                                    court decisions of all federal, state,
                                    county, municipal and other governmental authorities, departments, boards, agencies, commissions and other instrumentalities now or from time to time hereinafter in effect.

     INSURANCE REQUIREMENTS:        The requirements of all insurers of the
                                    Building, Site or both now or from time to time hereafter in effect.

     RECOGNIZED BROKERS:            Spaulding & Slye
                                    125 High Street
                                    Boston, Massachusetts 02110
                                           And
                                    Fallon, Hines & O'Connor, Inc.
                                    One Post Office Square
                                    Boston, Massachusetts 02109

     SECURITY DEPOSIT:              $155,375.00

1.2  Exhibits.    There are incorporated as part of this Lease:

     EXHIBIT A    Description of Site

     EXHIBIT A-1  Site Plan

     EXHIBIT B    Description of Base Building Work

     EXHIBIT B-1  Tenant's Construction Plans

     EXHIBT B-2   Tenant Extras

     EXHIBIT C    Landlord's Services

                                                                    Exhibit 10.9

     EXHIBIT D    Floor Plan

     EXHIBIT E    Form of Commencement Date
                  Agreement

     EXHIBIT F    Plan of Refusal/Offer Space

     EXHIBIT G    Broker Determination of
                  Prevailing Market Rent

     EXHIBIT H    Subordination Non-disturbance and Attornment
                  Agreement with Existing Mortgagee

1.3  Table of Articles and Sections


     ARTICLE I-REFERENCE DATA

     1.1   Subjects Referred to

     1.2   Exhibits

     1.3   Table of Articles and Sections


     ARTICLE II-THE BUILDING, PREMISES, TERM AND RENT

     2.1   The Premises

           2.1.1  Rights To Use Common Facilities

           2.1.2  Tenant's Parking

           2.1.3  Visitor Parking

           2.1.4  Rules and Regulations

     2.2   Right of First Refusal

                                                                    Exhibit 10.9

           2.2.1  Right of First Offer

     2.3   Landlord's Reservations

     2.4   Original Term

           2.4.1  Extension Options

     2.5   Monthly Fixed Rent Payments

     2.6   Adjustment for Operating Expenses

     2.7   Adjustment for Real Estate Taxes

     2.8   Adjustment for Tenant Electricity


     ARTICLE III-CONSTRUCTION

     3.1   Landlord's Construction Work

     3.2   Landlord's and Tenant's Work; Delays

     3.3   Alterations and Additions

     3.4   General Provisions Applicable to Construction


     ARTICLE IV-LANDLORD'S COVENANTS; INTERRUPTIONS AND DELAYS

     4.1   Landlord's Covenants

           4.1.1  Services Furnished by Landlord

           4.1.2  Additional Services Available to Tenant

           4.1.3  Roof, Exterior Wall, Floor Slab and Common Facility Repairs

           4.1.4  Door Signs

                                                                    Exhibit 10.9

     4.2   Interruptions and Delays in Services and Repairs, etc.

     4.3   Landlord's Insurance

     4.4   Landlord's Hazardous Materials Indemnity


     ARTICLE V-TENANT'S COVENANTS

     5.1   Payments

     5.2   Repair and Yield Up

     5.3   Use

     5.4   Obstructions; Items Visible From Exterior; Rules and Regulations

     5.5   Safety Appliances; Licenses

     5.6   Assignment; Sublease

     5.7   Tenant's Indemnity and Insurance; and Landlord's Indemnity

     5.8   Personal Property at Tenant's Risk

     5.9   Right of Entry

     5.10  Floor Load; Prevention of Vibration and Noise

     5.11  Personal Property Taxes

     5.12  Compliance with Laws

     5.13  Payment of Litigation Expenses


     ARTICLE VI-CASUALTY AND TAKING

     6.1   Fire and Casualty-Termination or Restoration; Rent Adjustment

                                                                    Exhibit 10.9

     6.2   Uninsured Casualty

     6.3   Eminent Domain-Termination or Restoration

     6.4   Eminent Domain Damages Reserved


     ARTICLE VII-DEFAULT

     7.1   Tenant's Default

     7.2   Landlord's Default


     ARTICLE VIII-MISCELLANEOUS PROVISIONS

     8.1   Extra Hazardous Use

     8.2   Waiver

     8.3   Cumulative Remedies

     8.4   Quiet Enjoyment

     8.5   Notice To Mortgagee and Ground Lessor

     8.6   Assignment of Rents

     8.7   Surrender

     8.8   Brokerage

     8.9   Invalidity of Particular Provisions

     8.10  Provisions Binding, Etc.

     8.11  Recording

     8.12  Notices

                                                                    Exhibit 10.9

     8.13  When Lease Becomes Binding

     8.14  Section Headings

     8.15  Rights of Mortgagee

     8.16  Status Report and Financial Statements

     8.17  Self-Help

     8.18  Holding Over

     8.19  Non-Subrogation

     8.20  Security Deposit

     8.21  Late Payment

     8.22  Signage

     8.23  Cafeteria

     8.24  Governing Law


                                  ARTICLE II
                                  ----------

                       BUILDING, PREMISES, TERM AND RENT
                       ---------------------------------

2.1 Landlord hereby demises and leases to Tenant, and Tenant hereby hires and accepts from Landlord, Tenant's Space in the Building excluding exterior faces of exterior walls, the common stairways and stairwells, elevators and elevator wells, fan rooms, electric and telephone closets, janitor closets, and pipes, ducts, conduits, wires and appurtenant fixtures serving exclusively, or in common, other parts of the Building, and if Tenant's Space includes less than the entire rentable area of any floor, excluding the common corridors, elevator lobbies and toilets located on such floor.

     Tenant's Space with such exclusions is hereinafter referred to as the "Premises". The term "Building" means the Building identified on the first page, and which is the subject of this Lease; the term "Site" means all, and also any part of the Land described in Exhibit

                                                                  Exhibit 10.9
       A, plus any additions or reductions thereto resulting from the change of any abutting street line and all parking areas and structures. The term "Property" means the Building and the Site.

2.1.1 Tenant shall have, as appurtenant to the Premises, the non-exclusive right to use in common with others, subject to reasonable rules and regulations of general applicability to tenants of the Building from time to time made by Landlord of which Tenant is given written notice (a) the common lobbies, corridors, stairways, elevators and loading area of the Building, and the pipes, ducts, conduits, wires and appurtenant meters and equipment serving the Premises in common with others, (b) common walkways and driveways necessary for access to the Building, (c) if the Premises include less than the entire rentable floor area of any floor, the common toilets, corridors and elevator lobby of such floor and (d) the cafeteria, and showers and lockers.

2.1.2 (A) In addition, Tenant shall have the right to use the Number of Parking Spaces (referred to in Section 1.1) of the parking area, in common with use by other tenants from time to time of the Complex; provided, however, Landlord shall not be obligated to furnish stalls or spaces in any parking area specifically designated for Tenant's use. Landlord represents that as of the date of this Lease the total number of parking spaces located on the Site is not less than 427 spaces.

       (B) Tenant covenants and agrees that it and all persons claiming by, through and under it, shall at all times abide by all reasonable rules and regulations promulgated by Landlord with respect to the use of the parking areas on the Site. The parking privileges granted herein are non-transferrable except to a permitted assignee or subtenant as provided in
       Section 5.6 through Section 5.6.6. Further, Landlord assumes no responsibility whatsoever for loss or damage due to fire, theft or otherwise to any automobile(s) parked on the Site or to any personal property therein, however caused, and Tenant covenants and agrees, upon request from Landlord from time to time, to notify its officers, employees, agents and invitees of such limitation of liability. Tenant acknowledges and agrees that a license only is hereby granted, and no bailment is intended or shall be created.

2.1.3 Landlord agrees to designate and appropriately mark a limited area within the parking area on the Site for visitor parking, the size, number of spaces and location of which shall be in Landlord's sole discretion. Such visitor parking shall be available for use by visitors to all tenants, subtenants and occupants of the Building (including Tenant) on a first come first served basis and shall not be exclusively for use by visitors
                                         ---
       to Tenant. Tenant acknowledges and agrees that Landlord shall have no obligation to police the use of such visitor parking area and the use thereof by Tenant shall be subject to the

                                                                  Exhibit 10.9
       conditions and requirements set forth in Section 2.1.2(B) including, without limitation, the applicability to Tenant and its visitors of rules and regulations from time to time promulgated by Landlord.

2.1.4 As of the date of this Lease, Landlord has not promulgated any such rules and/or any regulations under Section 2.1.1, 2.1.2 or 2.1.3. With respect to any such rules or regulations hereafter promulgated (which Landlord shall give written notice to Tenant of), Landlord shall use reasonable efforts to enforce such rules and regulations among the tenants in the Building in a non-discriminatory manner; provided, however, that failure to enforce such rules and regulations shall not give rise to any right of Tenant to terminate this Lease or to withhold, deduct or offset from or against Annual Fixed Rent or any Additional Rent.

2.2 (A) This Section applies to that portion of the third (3rd) floor of the Building shown on Exhibit F as the "Refusal/Offer Space". Subject to the provisions of this Section 2.1.1, Landlord agrees that if at any time Landlord shall have negotiated terms with a prospective tenant upon which terms Landlord is prepared to enter into a letter of intent or similar document with said tenant respecting the leasing of all or any portion of the Refusal/Offer Space ("Third Party Terms"), then Landlord shall first give notice thereof to Tenant, provided that, as of the date Landlord negotiates the Third Party Terms, (i) there exists no "Event of Default" (as defined in Section 7.1), (ii) this Lease is still in full force and effect and (iii) Tenant has not assigned this Lease nor sublet more than twenty five percent (25%) of the Rentable Floor Area of the Premises in the aggregate (not including any assignment or subleasing under Section 5.6.1). Said notice shall consist of a listing of the Third Party Terms and two counterpart originals of a commitment to enter into an amendment to this Lease to incorporate the entire space which is the subject of the Third Party Terms (the "Applicable Additional Space") into the Premises demised under this Lease upon the terms and conditions of the Third Party Terms; except, however, that (i) the lease term as to the Applicable Additional Space shall be co-terminus with the balance of the Original Term of this Lease; (ii) the extension options referred to in Section 1.1 and as set forth in Section 2.4.1 shall apply to all of the premises leased by Tenant (that is, the original Premises leased pursuant to this Lease and all Applicable Additional Space from time to time leased pursuant to this Section 2.1.1) and (iii) the extension options must be exercised as to all of such premises and may not be exercised as to one
                                                    ---
       (but not all) of the original Premises or any Applicable Additional Space (collectively, including the Third Party Terms, the "Landlord's Submitted Offer"). In no event shall the Applicable Additional Space include or consist of more than the Refusal/Offer Space.

       (B) Tenant shall have the right to accept Landlord's Submitted Offer by executing

                                                                  Exhibit 10.9
       such two (2) counterpart original commitments to enter into such lease amendment and delivering to Landlord the same within five (5) business days after its receipt of Landlord's Submitted Offer. Within fifteen (15) business days after Landlord's receipt of such accepted commitment, Landlord shall deliver to Tenant two (2) counterpart originals of an amendment to this Lease to incorporate the space subject to the Landlord's Submitted Offer into the Premises demised under this Lease upon the terms and conditions of such accepted commitment. Within fifteen
       (15) business days after Tenant's receipt of such amendment Tenant shall execute both counterpart originals of such amendment provided that such amendment is reasonably acceptable to both Landlord and Tenant and shall deliver the same to Landlord along with appropriate evidence of the authority of Tenant to enter into the transaction. If Tenant shall duly and timely comply with the foregoing, Landlord shall execute the two (2) counterpart original amendments and shall promptly return one (1) fully executed counterpart to Tenant together with appropriate evidence of the authority of Landlord to enter into the transaction.

       (C) If, at the expiration of five (5) business days after Tenant's receipt of Landlord's Submitted Offer, Tenant shall not have accepted Landlord's Submitted Offer by entering into such commitment and delivering the same to Landlord, or if Tenant shall so execute and deliver such commitment but at the end of fifteen (15) business days after Tenant's receipt of such lease amendment Tenant has not entered into such lease amendment reasonably acceptable to both parties and delivered the same to Landlord as set forth in subparagraph (B) above, time being of the essence in respect to all of the same, Landlord shall be free at any time thereafter to enter into a lease of the Applicable Additional Space subject to the Landlord's Submitted Offer with another prospective tenant upon terms and conditions not materially less favorable to Landlord than those set forth in the Third Party Terms provided that Landlord shall re-offer such Applicable Additional Space to Tenant in accordance with and subject to the terms of this Section prior to leasing such Applicable Additional Space upon terms materially less favorable to Landlord than those set forth in the Third Party Terms.

       (D)  If Tenant shall lease Applicable Additional Space pursuant to this
       Section 2.2.1, Tenant's parking rights under this Lease shall be increased on the basis of 3.5 parking spaces for each 1,000 square feet of rentable floor area of the Applicable Additional Space.

       (E) Notwithstanding anything hereinabove set forth, this Section 2.2.1 and Tenant's rights hereunder shall cease and expire on December 31, 1996, time being of the essence.

2.2.1  (A)  The portion of the Refusal/Offer Space which has not been leased by
                                                             ---
       Tenant

                                                                  Exhibit 10.9
       pursuant to Section 2.2 is hereinafter called the "Offer Space". The "Existing Leases" are those leases (including, without limitation, the original lease terms thereof, extension options, amendments thereto but specifically excluding any and all expansion rights) of all or portions of the Offer Space entered into with tenants (the "Existing Tenants") upon Tenant's failure to lease space pursuant to Section 2.2. This
       Section 2.2.1 shall apply to the Offer Space but only upon the terms and conditions hereinafter set forth. Subject to the Existing Leases and the rights of the Existing Tenants thereunder, which rights are hereby made prior to the rights of Tenant under this Section 2.2.1, notwithstanding that the Existing Leases may have been executed subsequent to the date of this Lease, and subject to the terms of this Section 2.2.1, Landlord agrees not to enter into a lease or leases to relet space within the Offer Space without first giving to Tenant an opportunity to lease such space as hereinafter set forth, provided that at any time any portion of the Offer Space becomes so available hereunder for reletting (i) there exists no Event of Default, (ii) this Lease is still in full force and effect, (iii) Tenant has not assigned nor sublet more than twenty five percent (25%) of the Rentable Floor Area of the Premises in the aggregate (not including any assignment or subleasing under Section 5.6.1).

       (B) When any such space becomes available for reletting upon the foregoing conditions, Landlord shall notify Tenant of the availability of such space and shall advise Tenant of the then fair market rent and business terms reasonably determined by Landlord upon which Landlord is willing so to lease such space. If Tenant wishes to exercise Tenant's right of first offer, Tenant shall do so, if at all, by giving Landlord notice of Tenant's desire to lease the entire amount of such space (it being agreed that Tenant has no right to lease less than the entire amount of the space which is so available) on such terms (reasonably acceptable to both Landlord and Tenant) within ten (10) business days after Tenant's receipt of Landlord's notice to Tenant of the availability of such space and of such terms. If Tenant shall give such notice, the same shall constitute an agreement to enter into an amendment to this Lease within fifteen (15) business days following Tenant's acceptance to incorporate such space into the Premises upon the terms set forth in Landlord's notice. If Tenant shall not so exercise such right within such period or if Tenant shall timely give an acceptance to Landlord but shall not enter into such an amendment to this Lease within said fifteen (15) business day period ( time being of the essence in respect of such exercise and execution), Landlord shall be free at any time thereafter to enter into a lease of such space with another prospective tenant upon terms as determined by Landlord; provided , however, that if Landlord shall determine to lease such space to another tenant at a rental rate which is materially below the then fair market rental rate, Landlord shall first reoffer such space to Tenant upon the terms and conditions determined by Landlord which shall include such then below fair market rental rate. Any such leases so entered into (including, but not limited to, the original lease terms thereof, extension options, amendments thereto and expansion rights) are hereinafter called the

                                                                  Exhibit 10.9
       "Subsequent Leases" and the tenants thereunder are hereinafter called the "Subsequent Tenants". Subject to the Subsequent Leases and the rights of the Subsequent Tenants thereunder, Landlord agrees not to enter into a lease or leases to relet the space which is the subject of a Subsequent Lease without first giving Tenant an opportunity to lease such space upon the terms and conditions set forth in this Section 2.1.2.

       (C) If Tenant shall exercise any such right of first offer and if, thereafter, the then occupant of the premises with respect to which Tenant shall have so exercised such right wrongfully fails to deliver possession of such premises at the time when its tenancy is scheduled to expire, Landlord shall use all reasonable efforts and due diligence (which shall be limited to the commencement and prosecution thereafter of eviction proceedings and to the payment of legal fees and other expenses reasonably associated with such proceedings but which shall not require the taking of any appeal) to evict such occupant from the Offer Space and to deliver possession of the Offer Space to Tenant as soon as may be practicable. Commencement of the term of Tenant's occupancy and lease of such additional space and all obligations of Tenant with respect to such Offer Space (including, without limitation, rental and additional rent obligations as to such Offer Space) shall, in the event of such holding over by such occupant, be deferred until possession of the additional space is delivered to Tenant. The failure of the then occupant of such premises to so vacate shall not give Tenant any right to terminate this Lease or to deduct from, offset against or withhold Annual Fixed Rent, Additional Rent or other charges due under this Lease (or any portions thereof) except only as specifically provided in the immediately preceding sentence.

       (D) If Tenant shall lease additional space in the Building pursuant to this Section 2.1.2, Tenant's parking rights under this Lease shall be increased on the basis of 3.5 parking spaces for each 1,000 square feet of rentable floor area of such additional space.


2.3 Landlord reserves the right from time to time upon reasonable advance notice which may be given orally (except that (i) such oral notice shall be followed by written notice given by Landlord within three (3) business days thereafter and (ii) in the case of emergencies no notice shall be required to Tenant) and subject to Tenant's reasonably security practice of which Landlord is given prior notice (except in the case of emergencies) and without unreasonable interference with Tenant's use: (a) to install, use, maintain, repair, replace and relocate for service to the Premises and other parts of the Building, or either, pipes, ducts, conduits, wires and appurtenant fixtures, wherever located in the Premises or Building, provided that the same shall not result in a reduction of the Rentable Floor Area of the Premises which has a material and adverse affect on Tenant's use of the Premises. In the case of any such non-material and non-adverse reduction in the Rentable Floor

                                                                  Exhibit 10.9
       Area of the Premises Landlord shall make a suitable adjustment thereto (including, without limitation, the Annual Fixed Rent and Additional
       Rent) and (b) to alter or relocate any other common facility, provided that substitutions are substantially equivalent or better. Installations, replacements and relocations referred to in clause (a) above shall be located so far as practicable in the central core area of the Building, above ceiling surfaces, below floor surfaces or within perimeter walls of the Premises.

2.4 Tenant shall have and hold the Premises for a period commencing on the earlier of (a) that date on which the Premises are "ready for occupancy" as that term is defined in Section 3.2 provided, or (b) that date on which Tenant commences occupancy of any portion of the Premises for the Permitted Uses (the "Commencement Date"), and continuing for the Term unless sooner terminated as provided in Article VI or Article VII or unless extended as provided in Section 2.4.1.

       As soon as may be convenient after the date has been determined on which the Term commences as aforesaid, Landlord and Tenant agree to join with each other in the execution of a written Declaration, in the form of Exhibit E, in which the date on which the Term commences as aforesaid and the Term of this Lease shall be stated. If Tenant shall fail to execute such Declaration, the Commencement Date and Lease Term shall be as reasonably determined by Landlord in accordance with the terms of this Lease.

2.4.1  (A)   Provided that at the time of exercise of the then applicable option to extend and at the commencement date of the then applicable extension option period (i) there exists no Event of Default (defined in Section 7.1), (ii) this Lease is still in full force and effect, and (iii) Tenant has neither assigned this Lease nor sublet fifty percent (50%) or more of the Rentable Floor Area of the Premises in the aggregate (except for an assignment or subletting permitted under Section 5.6.1 hereof), Tenant shall have the right to extend the Term hereof upon all the same terms, conditions, covenants and agreements herein contained (except for the Annual Fixed Rent which shall be adjusted during the option periods as hereinbelow set forth) for two (2) successive periods of three (3) years each as hereinafter set forth. Each option period is sometimes herein referred to as an "Extended Term".

       (B)(i) If Tenant desires to exercise the then applicable option to extend the Term, then Tenant shall give notice to Landlord, not earlier than fifteen (15) months nor later than ten (10) months prior to the expiration of the Term as it may have been previously extended hereunder of Tenant's request for Landlord's quotation of a proposed annual fixed rent for the then applicable Extended Term. If at the expiration of thirty (30) days after the date when Landlord receives Tenant's written request as aforesaid (the "Negotiation Period"), Landlord and Tenant have not reached agreement on a

                                                                  Exhibit 10.9
       determination of an annual fixed rent for the then applicable Extended Term and executed a written instrument extending the Term of this Lease pursuant to such agreement, then Tenant shall have the right, for thirty
       (30) days following the expiration of the Negotiation Period, to make a request to Landlord for a broker determination (the "Broker Determination") of the Prevailing Market Rent (as defined in Exhibit G) for the applicable Extended Term, which Broker Determination shall be made in the manner set forth in Exhibit G.

       (B)(ii) If Tenant timely shall have requested the Broker Determination, then in order to exercise its right to extend the Term of this Lease for the then applicable Extended Term, Tenant, within fifteen (15) days after receipt of the Broker Determination, shall give written notice to Landlord of Tenant's exercise of its right to extend the Lease Term for the then applicable Extended Term pursuant to this subsection 2.4.1(B)(ii), in which case (x) the Annual Fixed Rent for the first Extended Term shall be the greater of (a) ninety five percent of the Prevailing Market Rent as determined by the Broker Determination for such Extended Term or (b) at the annual rate equal to the product of (i) $21.50 and (ii) the Rentable Floor Area of the Premises and (y) the Annual Fixed Rent for the second Extended Term shall be the greater of
       (a) ninety-five percent (95%) of the Prevailing Market Rent as determined by the Broker Determination for such Extended Term or (b) (i) the Annual Fixed Rent for the last twelve (12) months of the first Extended Term if the Annual Fixed Rent for such first Extended Term is fixed and constant or (b) (ii) the average Annual Fixed Rent during the first Extended Term if the Annual Fixed Rent for such first Extended Term is not fixed and constant. Upon the giving of notice by Tenant within said fifteen (15) day period as provided in this subsection (B)(ii) then this Lease and Lease Term hereof shall be extended for the applicable Extended Term upon all of the same terms, conditions, covenants and agreements contained in this Lease except that the Annual Fixed Rent for the applicable Extended Term shall be the rent determined as described in this subparagraph.

       (C) Upon the giving of notice by Tenant to Landlord exercising Tenant's then applicable option to extend the Lease Term in accordance with the provisions of either subsection (B)(i) or (B)(ii) above, this Lease and the Lease Term hereof shall be extended, for the applicable Extended Term, without the necessity for the execution of any additional documents, except that Landlord and Tenant agree to enter into an instrument in writing setting forth the Annual Fixed Rent for the then applicable Extended Term but the failure to so enter into such a written instrument shall not negate the exercise of the applicable option to extend. Notwithstanding anything herein contained to the contrary, in no event shall Tenant have the right to exercise more than one extension option at a time and, further, Tenant shall not have the right to exercise its second extension option unless it has duly exercised its first extension option and in no

                                                                  Exhibit 10.9
       event shall the Lease Term hereof be extended for more than six (6) years after the expiration of the Original Term hereof.

2.5 Tenant agrees to pay to Landlord, or as directed by Landlord, at Landlord's Original Address specified in Section 1.1 hereof, or at such other place as Landlord shall from time to time designate by notice in writing to Tenant, (1) (a) on the Rent Commencement Date (defined in
       Section 1.1 hereof) and thereafter monthly, in advance, on the first day of each and every calendar month during the Original Term, a sum equal to one twelfth (1/12th) of the applicable Annual Fixed Rent (sometimes hereinafter referred to as "fixed rent") and (1) (b) on the Rent Commencement Date and thereafter monthly, in advance, on the first day of each and every calendar month during the Original Term, a sum equal to one twelfth (1/12th) of $0.85 per annum for each square foot of Rentable Floor Area of Tenant's Space for tenant electricity subject to escalation as provided in Section 2.8 and (2) on the first day of each and every calendar month during each extension option period (if exercised), a sum equal to (a) one twelfth (1/12th) of the applicable annual fixed rent as determined in Section 2.4.1 for the applicable extension option period plus (b) then applicable monthly electricity charges (subject to escalation for electricity as provided in Section 2.8 hereof). Until written notice of some other designation is given, fixed rent and all other charges for which provision is herein made shall be paid by remittance to or for the order of Boston Properties, Inc., Agents, at 8 Arlington Street, Boston, Massachusetts 02116, and all remittances received by Boston Properties, Inc., as Agents as aforesaid, or by any subsequently designated recipient, shall be treated as payment to Landlord.

       Annual Fixed Rent for any partial month shall be paid by Tenant to Landlord at such rate on a pro rata basis, and, if the Rent Commencement Date is a day other than the first day of a calendar month, the first payment which Tenant shall make to Landlord shall be a payment equal to a proportionate part of such monthly Annual Fixed Rent for the partial month from the Rent Commencement Date to the first day of the succeeding calendar month.

       Other charges payable by Tenant on a monthly basis, as hereinafter provided, likewise shall be prorated, and the first payment on account thereof shall be determined in similar fashion but shall commence on the Rent Commencement Date; and other provisions of this Lease calling for monthly payments shall be read as incorporating this undertaking by Tenant.

       Notwithstanding that the payment of Annual Fixed Rent and all Additional Rent and other charges payable by Tenant to Landlord shall not commence until the Rent Commencement Date, Tenant shall be subject to, and shall comply with, all other

                                                                  Exhibit 10.9
       provisions of this Lease as and at the times provided in this Lease.

       The Annual Fixed Rent and all other charges for which provision is herein made shall be paid by Tenant to Landlord, without offset, deduction or abatement except as otherwise specifically set forth in this Lease.

2.6 "Landlord's Operating Expenses" means the cost of operation of the Building and the Site which shall exclude costs of special services rendered to tenants (including Tenant) for which a separate charge is made, but shall include, without limitation, the following: premiums for insurance carried with respect to the Building and the Site (including, without limitation, liability insurance, insurance against loss in case of fire or casualty and insurance of monthly installments of fixed rent and any Additional Rent which may be due under this Lease and other leases of space in the Building for not more than 12 months in the case of both fixed rent and Additional Rent and if there be any first mortgage of the Property, including such insurance as may be required by the holder of such first mortgage); compensation and all fringe benefits, workmen's compensation insurance premiums and payroll taxes paid to, for or with respect to all persons directly engaged in the operating, maintaining or cleaning of the Building or Site, water, sewer, electricity (for lighting of the Site, to power the heating ventilating and air-conditioning system and for other common areas), gas, oil and telephone charges (excluding utility charges separately chargeable to tenants for additional or special services); cost of building and cleaning supplies and equipment; cost of maintenance, cleaning and repairs (other than repairs not properly chargeable against income or reimbursed from contractors under guarantees); cost of snow removal and care of landscaping; payments under service contracts with independent contractors; management fees at rates competitive with other first class office building properties in the Route 128 West and Northwest Suburban Market based on and consistent with the type of occupancy and the services rendered; (Tenant acknowledging and agreeing to Landlord's current management fee rates of 3.5% of the total scheduled fixed and additional rents for the Building); the "Cafeteria Operating Expenses" (defined in Section 8.23 hereof; provided, however, that with respect to the Cafeteria, there shall be no duplication of expenses included in Operating Expenses and Cafeteria Operating Expenses, the intent being that a given expense with regard to the Cafeteria only be included once in Operating Expenses for the applicable year or other period); and all other reasonable and necessary expenses paid in connection with the operation, cleaning and maintenance of the Building and the Site and properly chargeable against income in accordance with generally accepted accounting practices as used in the real estate industry consistently applied, provided, however, there shall be included (a) depreciation for capital expenditures made by Landlord (i) to reduce operating expenses if Landlord shall have reasonably determined that the annual reduction in operating expenses shall exceed depreciation therefor or (ii) to comply with

                                                                    Exhibit 10.9
       applicable Legal Requirements or Insurance Requirements; plus (b) in the case of both (i) and (ii) an interest factor, reasonably determined by Landlord, as being the interest rate then charged for long term mortgages by institutional lenders on like properties within the Route 128 West and Northwest Suburban Market; depreciation in the case of both (i) and (ii) shall be determined by dividing the original cost of such capital expenditure by the number of years of useful life of the capital item acquired and the useful life shall be reasonably determined by Landlord in accordance with generally accepted accounting principles and practices in effect at the time of acquisition of the capital item.

       Notwithstanding anything contained herein to the contrary, the following shall be excluded from Operating Expenses:

       (a) payments of principal, interest and any other amounts related to mortgages or any other indebtedness encumbering all or any portion of the Property;

       (b)  brokerage commissions;

       (c) wages, salaries or other compensation paid to any executive employees of Landlord above the grade of building manager;

       (d) the cost of work done by Landlord for a particular tenant (including, without limitation, architectural, legal or engineering costs relating thereto);

       (e) the initial cost of tools and equipment used in operation, management, repair or maintenance of the Building or Lot;

       (f) depreciation except only as provided specifically in the preceding paragraph;

       (g) costs for which Landlord, by the terms of this Lease or any other lease or agreement, makes a separate charge;

       (h)  ground lease rent payments;

       (i)  any unfunded reserves for future expenditures not yet incurred;

       (j) costs of repairs or other work necessitated by fire or other casualty or by the exercise of eminent domain to the extent that Landlord is reimbursed by fire or casualty insurance or condemnation proceeds or to the extent such costs are covered by warranties in favor of Landlord.

                                                                    Exhibit 10.9
     (k) attorneys' and other professional fees, costs and disbursements and other expenses incurred in connection with negotiations or disputes with existing or prospective tenants or other occupants of the Building and unrelated to the operation, maintenance, repair or management of the Building or Site;

     (l) amounts paid to subsidiaries or affiliates of Landlord for services rendered to the Building or Site, to the extent such amounts exceed the competitive costs of such services rendered by other first-class third parties (except, however, with respect to management fees which shall be included as provided in the preceding paragraph;

     (m) general overhead of Landlord and its subsidiaries and affiliates, except with respect to management fees which shall be as provided in the preceding paragraph;

     (n)  advertising and promotional expenditures;

     (o) any fines or penalties incurred on account of violations by Landlord to any governmental rule or requirement, or costs incurred as the result of Landlord's misconduct or negligence;

     (p) title insurance, automobile insurance, key man and other life insurance, long-term disability insurance and health, accident and sickness insurance, except only reasonable benefits to persons of the grade of building manager and below who are employed and engaged in operating and managing the Building or Site, and in the case of such persons engaged at more than one (1) property there shall be a reasonable allocation between the Property and any others;

     (q)  any expenditures for which Landlord is reimbursed by third parties

     (r) costs and expenses incurred by Landlord in the performance of Landlord's obligations with respect to any environmental laws or the removal of hazardous substances from the Building or Site but specifically excluding from Landlord's obligations Tenant's obligation under this Lease and applicable law relating to environmental laws and hazardous substances;

     (s) interest or penalties for any delinquent payments by Landlord unless and to the extent resulting from Tenant's failure to pay, when as due, the fixed rent or any Additional Rent;

                                                                    Exhibit 10.9
     (t) the cost of removing or encapsulating any asbestos known to be or later discovered in the Building; and

     (u) rent, additional rent or other charges under any space lease or sublease assumed from a tenant or subtenant of the Building.

     "Operating Expenses Allocable to the Premises" shall mean the same proportion of Landlord's Operating Expenses for and pertaining to the Building and the Site as the Rentable Floor Area of Tenant's Space bears to ninety five percent (95%) of the Total Rentable Floor Area of the Building.

     "Base Operating Expenses" shall mean Landlord's Operating Expenses for the Property for the twelve (12) month period commencing on the Commencement Date of this Lease and expiring on the day immediately preceding the first annual anniversary of the Commencement Date (herein sometimes called the "Base Period") subject, however, to the following provisions of this
     Section 2.6.

     "Base Operating Expenses Allocable to the Premises" shall mean the same proportion of Base Operating Expenses as the Rentable Floor Area of Tenant's Space bears to ninety five percent (95%) of the Total Rentable Floor Area of the Building.

     In the event that on the average less than ninety-five percent (95%) of the Rentable Floor Area of the Building is leased during any calendar year during the Lease Term (or during the Base Period for purposes of calculating Base Operating Expenses), Landlord's Operating Expenses for such calendar year or Base Period, as the case may be, shall be determined by Landlord to be an amount equal to the Landlord's Operating Expenses which would normally be expected to have been charged or incurred had ninety-five percent (95%) of the Rentable Floor Area of the Building been leased during such calendar year or Base Period, as the case may be.

     If with respect to any calendar year falling within the Term, or fraction of a calendar year falling within the Term at the beginning or end thereof, the Operating Expenses Allocable to the Premises for a full calendar year exceed Base Operating Expenses Allocable to the Premises or for any such fraction of a calendar year exceed the corresponding fraction of Base Operating Expenses Allocable to the Premises (such amount being hereinafter sometimes referred to as the "Operating Cost Excess") then Tenant shall pay to Landlord, as Additional Rent, the amount of such excess. Such payments shall be made at the times and in the manner hereinafter provided in this
     Section 2.6. (The Base Operating Expenses Allocable to the Premises do not include the $0.85 for tenant electricity to be paid by Tenant together with Annual Fixed Rent and for which provision is made in

                                                                    Exhibit 10.9
     Section 2.5 hereof, separate provision being made in Section 2.8 of this Lease for Tenant's share of increases in electricity costs.)

     Not later than ninety (90) days after the end of the first calendar year or fraction thereof ending December 31 and of each succeeding calendar year during the Term or fraction thereof at the end of the Term, Landlord shall render Tenant a statement in reasonable detail together with reasonably supporting documentation and according to generally accepted accounting practices as used in the real estate industry consistently applied certified by a representative of Landlord, showing for the preceding calendar year or fraction thereof, as the case may be, Base Operating Expenses, Landlord's Operating Expenses and Operating Expenses Allocable to the Premises. Said statement to be rendered to Tenant shall also show for the preceding year or fraction thereof as the case may be the amounts of operating expenses already paid by Tenant as Additional Rent on account of the operating expenses and the amount of the Operating Cost Excess remaining due from, or overpaid by, Tenant for the year or other period covered by the statement. Within thirty (30) days after the date of delivery of such statement, Tenant shall pay to Landlord the balance of the amounts, if any, required to be paid pursuant to the above provisions of this Section 2.6 with respect to the preceding year or fraction thereof, or Landlord shall credit any amounts overpaid by Tenant against (i) monthly installments of fixed rent next thereafter coming due or (ii) any sums then due from Tenant to Landlord under this Lease (or refund such portion of the overpayment as aforesaid if the Term has ended and Tenant has no further obligation to Landlord, such refund to be made within thirty (30) days of such expiration or earlier termination).

     In addition, Tenant shall make payments monthly on account of Tenant's share of increases in operating expenses anticipated for the then current year at the time and in the fashion herein provided for the payment of fixed rent. The amount to be paid to Landlord shall be an amount reasonably estimated annually by Landlord to be sufficient to cover, in the aggregate, a sum equal to the Operating Cost Excess for each calendar year during the Term.

     Notwithstanding the foregoing provisions, no decrease in Landlord's Operating Expenses shall result in a reduction of the amount otherwise payable by Tenant if and to the extent said decrease is attributable to vacancies in the Building rather than to any other causes.

     Subject to the time period set forth in the last sentence of this paragraph and no more than once per any twelve (12) month period, Tenant and/or its auditors, accountants and representatives shall have the right, at its sole cost, to examine, audit and copy (at Tenant's expense) all of Landlord's applicable records, books, statements, bills, invoices and other materials evidencing the Landlord's Operating Expenses to determine whether

                                                                    Exhibit 10.9
     Operating Expenses billed to Tenant for the immediately preceding calendar year conform to the foregoing provisions and requirements of this Section
     2.6. Such right shall be exercised by not less than ten (10) days written notice to Landlord given not later than one hundred twenty (120) days following Tenant's receipt of Landlord's annual statement of such charges (time being of the essence) (collectively the "Operating Expense Materials").

     If Tenant shall dispute in writing any specific item or items included in the yearly accounting of costs and expenses comprising Additional Rent provided by Landlord to Tenant pursuant to Section 2.6 or any figures or documentation reviewed pursuant to the foregoing paragraph (the "disputed expenses") and such dispute is not amicably settled between Landlord and Tenant by the last to occur of the following, as applicable, (i) one hundred twenty (120) days after such yearly accounting has been rendered to Tenant in the case where Tenant has not given any notice pursuant to the foregoing paragraph or (ii) thirty (30) days after Tenant's receipt of Landlord's Operating Expense Materials, pursuant to the immediately preceding paragraph, Tenant may, during the twenty (20) days next following the expiration of the applicable period (upon written notice to Landlord accompanied by a copy of its letter of submission setting forth the items of dispute) refer such disputed item or items to arbitration in accordance with the following provisions of this Section (Tenant's Dispute Notice") and the decision rendered in such arbitration shall be conclusive and binding upon Landlord and Tenant. Pending determination of any such dispute, the Tenant shall pay the disputed amounts in question, in accordance with the statement provided by Landlord, without prejudice to Tenant's position. If the dispute shall be determined in Tenant's favor, Landlord shall promptly pay to Tenant the amount to Tenant's overpayment, with interest at twelve percent (12%) per annum form the date of overpayment until the date Landlord reimburses Tenant for same, and if no such payment is made by Landlord, Tenant shall be entitled to credit such amount against the monthly installment(s) of Rent next falling due under this Lease, or, if the Term has expired, such amount shall be promptly refunded by Landlord to Tenant. If Tenant shall not have disputed any item or items of any statement or accounting, Tenant shall be deemed to have approved such statement or accounting.

     The provisions set forth hereinbelow shall only be applicable for disputes arising from or out of Section 2.6 of this Lease and for no other claim, conflict or dispute arising from or in connection with this Lease. If the Tenant demands arbitration of an item or items relating to any item or items of Additional Rent as set forth in Section 2.6 (the "Disputed Issue") Tenant shall give notice thereof to Landlord and shall in such notice appoint an arbitrator ("Notice of Arbitration"). Such Notice of Arbitration shall be given concurrently with Tenant giving Tenant's Dispute Notice to Landlord. Within 15 days after the Notice of Arbitration is received, Landlord shall by notice to Tenant appoint an

                                                                    Exhibit 10.9
     arbitrator. If the second arbitrator shall not have been appointed as aforesaid, the position taken Tenant shall be deemed to be the correct resolution of the Disputed Issue.

     Within three (3) business days after the designation of the second arbitrator, the two parties shall submit their respective positions with respect to the Disputed Issue to the two arbitrators; thereafter, the two arbitrators shall conduct such hearings and investigations as they may deem appropriate and shall, within 15 days after the designation of the second arbitrator, determine the correct resolution of the Disputed Issue. The arbitrators or either of them shall give notice thereof (or notice of their inability to reach agreement, as the case may be) to the parties hereto within said 15 day period and the agreement, if any, of the two arbitrators shall be binding upon the parties hereto.

     In the event the two arbitrators are unable to reach agreement within said 15 day period as aforesaid, the two arbitrators shall, within 30 days after the designation of the second arbitrator, designate a third arbitrator. If the two arbitrators shall fail to agree upon the designation of such third arbitrator withing the 30 day period described above, then they or either of them shall give notice of such failure to agree to the parties hereto within such thirty (30) days after the arbitrators appointed by the parties give notice as aforesaid, then either party on behalf of both may apply to the president of the Greater Boston Real Estate Board, or on his or her failure, refusal or inability to act, to a court of competent jurisdiction, for the designation of such third arbitrator.

     Within three (3) business days after the designation of the third arbitrator, the two parties shall submit their respective positions with respect to the Disputed Issue to the third arbitrator; thereafter, the third arbitrator shall conduct such hearings and investigations as he or she may deem appropriate and shall, within 15 days after the date of the designation of the third arbitrator, determine the correct resolution of the Disputed Issue. Within such 15-day period, third arbitrator shall give notice thereof to the parties hereto and the arbitrator's determination shall be binding upon the parties hereto.

     All arbitrators shall be qualified real estate professionals who shall have had at least ten (10) years experience managing first-class office building properties substantially similar to the Property in the Route 128 Boston West Suburban market.

     The parties shall be entitled to present evidence to the arbitrators in support of their respective positions. The arbitrators may not make any determination inconsistent with any of the terms of this Lease. The arbitrators shall not have the power to add to, modify or change any of the provisions of this Lease. The determination of the arbitrator(s), as provided above, shall be conclusive upon the parties. Each party shall pay the fees, costs

                                                                    Exhibit 10.9
     and expenses of the arbitrator appointed by such party and the attorneys and expert witnesses of such party, and one-half of the other fees, costs and expenses of the arbitration properly incurred hereunder.

     Notwithstanding anything to the contrary contained herein, Tenant and Landlord shall not be precluded from utilizing the courts with respect to any other claim, dispute or action arising in connection with this Lease.

2.7 If with respect to any full Tax Year or fraction of a Tax Year falling within the Term, Landlord's Tax Expenses Allocable to the Premises (as hereinafter defined) for a full Tax Year exceed Base Taxes Allocable to the Premises or for any such fraction of a Tax Year exceed the corresponding fraction of Base Taxes Allocable to the Premises (such amount being hereinafter sometimes referred to as the "Tax Excess") then, on or before the thirtieth (30th) day following receipt by Tenant of the certified statement referred to below in this Section 2.7, Tenant shall pay to Landlord, as Additional Rent, the amount of the Tax Excess. Upon request of Tenant, Landlord agrees to forward to Tenant a copy of the applicable tax bill. Expenditures for legal fees and for other expenses incurred in obtaining the tax refund or abatement ("Refund/Abatement Expenses") may be charged against the tax refund or abatement before the adjustments are made for the Tax Year. In addition, payments by Tenant on account of the Tax Excess anticipated for the then current year shall be made monthly at the time and in the fashion herein provided for the payment of fixed rent. The amount so to be paid to Landlord shall be an amount reasonably estimated by Landlord to be sufficient to provide Landlord, in the aggregate, a sum equal to the Tax Excess at least ten (10) days before the day on which such payments by Landlord would become delinquent. Not later than ninety (90) days after Landlord's Tax Expenses Allocable to the Premises are determined for the first such Tax Year or fraction thereof and for each succeeding Tax Year or fraction thereof during the Term, Landlord shall render Tenant a statement in reasonable detail certified by a representative of Landlord showing for the preceding year or fraction thereof, as the case may be, real estate taxes on the Building and the Site and abatements and refunds of any taxes and assessments and Refund/Abatement Expenses.

     To the extent that real estate taxes shall be payable to the taxing authority in installments with respect to periods less than a Tax Year, the foregoing statement shall be rendered and payments made on account of such installments. Notwithstanding the foregoing provisions, no decrease in Landlord's Tax Expenses with respect to any Tax Year shall result in a reduction of the amount otherwise payable by Tenant if and to the extent said decrease is attributable to vacancies in the Building or partial completion of the Building rather than to any other causes.

                                                                    Exhibit 10.9
     Terms used herein are defined as follows:

          (i) "Tax Year" means the twelve-month period beginning July 1 each year during the Term or if the appropriate governmental tax fiscal period shall begin on any date other than July 1, such other date.

          (ii) "Landlord's Tax Expenses Allocable to the Premises" shall mean the same proportion of Landlord's Tax Expenses for and pertaining to the Building and the Site as the Rentable Floor Area of the Premises bears to the Total Rentable Floor Area of the Building.

          (iii) "Landlord's Tax Expenses" with respect to any Tax Year means the aggregate real estate taxes on the Building and Site with respect to that Tax Year, reduced by any net abatement receipts with respect to that Tax Year.

          (iv) "Base Taxes" means Landlord's Tax Expenses (hereinbefore defined) for fiscal tax year 1996 (that is, the period beginning July 1, 1995 and ending June 30, 1996).

          (v) "Base Taxes Allocable to the Premises" means the same proportion of Base Taxes as the Rentable Floor Area of the Premises bears to the Total Rentable Floor Area of the Building. As of the date of this Lease the Tenant's percentage is 23.741% (being the quotient of the Rentable Floor Area of the Premises and the Total Rentable Floor Area of the Building).

          (vi) "Real estate taxes" means all taxes and special assessments of every kind and nature assessed by any governmental authority on the Building and/or Site which the Landlord shall become obligated to pay because of or in connection with the ownership, leasing and operation of the Site, the Building and the Property (including, without limitation, if applicable the excise prescribed by Mass Gen Laws Chapter 121A, Section 10 and amounts in excess thereof paid to the Town of Lexington pursuant to agreement between Landlord and the Town) and reasonable expenses of any proceedings for abatement of taxes. Landlord represents to Tenant as of the date of this Lease there is no such agreement in effect between Landlord and the Town of Lexington effecting the Premises. The amount of special taxes or special assessments to be included shall be limited to the amount of the installment (plus any interest, other than penalty interest, payable thereon) of such special tax or special assessment required to be

                                                                    Exhibit 10.9
                paid during the year in respect of which such taxes are being determined. There shall be excluded from such taxes all income, estate, succession, inheritance, franchise and transfer taxes; provided, however, that if at any time during the Term the present system of ad valorem taxation of real property shall be changed so that in lieu of, or in addition to, the whole or any part of the ad valorem tax on real property there shall be assessed on Landlord a capital levy or other tax on the gross rents received with respect to the Site or Building or Property, or a federal, state, county, municipal, or other local income, franchise, excise or similar tax, assessment, levy or charge (distinct from any now in effect in the jurisdiction in which the Property is located) measured by or based, in whole or in part, upon any such gross rents, then any and all of such taxes, assessments, levies or charges, to the extent so measured or based, shall be deemed to be included within the term "real estate taxes" but only to the extent that the same would be payable if the Site and Building were the only property of Landlord. Landlord agrees to elect to pay betterment assessments over the longest period permitted by law in which case for each Tax Year (pro-rated for a fraction of a Tax Year) the installment thereof plus the interest thereon for such period shall be included in the calculations under this Section.

2.8 If with respect to any calendar year falling within the Term or fraction of a calendar year falling within the Term at the beginning or end thereof, the cost of furnishing electricity for lights and power to the Building for a full calendar year exceeds $0.85 per square foot of Rentable Floor Area of the Building, or for any such fraction of a calendar year exceeds the corresponding fraction of $0.85 per square foot of Rentable Floor Area of the Building, then Tenant shall pay to Landlord, as Additional Rent, on or before the thirtieth (30th) day following receipt by Tenant of the statement referred to below in this Section 2.8, its proportionate share of the amount of such excess (i.e. the same proportion of such excess as the Rentable Floor Area of Tenant's Space bears to the Total Rentable Floor Area of the Building). Payments by Tenant on account of such excess shall be made monthly at the time and in the fashion herein provided for the payment of Annual Fixed Rent. The amount so to be paid to Landlord shall be an amount from time to time reasonably estimated by Landlord to be sufficient to cover, in the aggregate, a sum equal to such excess for each calendar year during the Term.

     Not later than ninety (90) days after the end of the first calendar year or fraction thereof ending December 31 and of each succeeding calendar year during the Term or fraction thereof at the end of the Term, Landlord shall render Tenant a reasonably detailed accounting together with reasonable supporting documentation certified by a representative of Landlord showing for the preceding calendar year, or fraction thereof, as

                                                                    Exhibit 10.9
     the case may be, the costs of furnishing electricity to the Building. Said statement to be rendered to Tenant also shall show for the preceding year or fraction thereof, as the case may be, the amount already paid by Tenant on account of electricity, and the amount remaining due from, or overpaid by, Tenant for the year or other period covered by the statement. Within thirty (30) days after the date of the delivery of such statement, Tenant shall pay to Landlord the balance of the amounts, if any required to be paid pursuant to the above provisions of this Section 2.8 with respect to the preceding year, or fraction thereof, or Landlord shall credit any amounts due from it to Tenant pursuant to the above provisions of this
     Section 2.8 against monthly installments of Annual Fixed Rent or Additional Rent next thereafter coming due unless the Lease Term has expired and Tenant has no other or further obligations to Landlord, in which case Landlord shall promptly refund such amount to Tenant.

     If at any time during the Term, or any extended term, Tenant reasonably concludes that the amount payable by Tenant hereunder for electricity for lights and power to the Premises is materially less than results from the above calculation, Tenant shall have the right to first give written notice to Landlord setting forth in reasonable detail Tenant's reasons therefor and Landlord and Tenant shall, in good faith, attempt to resolve such situation to their reasonable and mutual satisfaction. If such a resolution shall not result, then Tenant shall have the right, at its sole cost and expense, to arrange for a study or audit of electrical usage at the Complex by an electrical engineer acceptable to both Landlord and Tenant, in the respective exercise of their reasonable judgement. If the results of such study or inspection establish that the amount payment by Tenant is greater or lesser than the sum of the cost of electricity for lights and power to the Premises, the amount payable under this Section 2.8 shall be appropriately adjusted; provided, however, that Landlord shall have the right to review the methodology used and results obtained by such engineer and to challenge the results of such study or audit.


                                  ARTICLE III
                                  -----------

                                 CONSTRUCTION
                                 ------------


3.1 (A) Except for the "Tenant Extras" and the "Millwork and Shelving" (both hereinafter referred to and all of which shall be performed in accordance with the requirements of Section 3.1 (B) hereof), Landlord shall perform the work shown on Exhibit B and Exhibit B-1 annexed hereto at Landlord's sole cost and expense ("Landlord's Work"). However, Landlord shall have no responsibility for the installation or connection of Tenant's computer, telephone or other communications equipment, systems or wiring.

                                                                    Exhibit 10.9
     (B) The work and items shown on and set forth in Exhibit B-2 as "Tenant Extras" shall be performed by Landlord at Tenant's sole cost and expense. During the performance of the Tenant Extras by Landlord, Landlord may submit, not more frequently than once every thirty (30) days and at any time on or after the Rent Commencement Date, an invoice setting forth in reasonable detail the Tenant Extras installed, performed and/or completed since the date of the last invoice (or in case of the first invoice or where no invoice has been previously sent, since the Date of this Lease) and within seven (7) days after receipt thereof, Tenant shall pay to Landlord the cost of such Tenant Extras so installed, performed and/or completed based on and not in excess of the amounts set forth in Exhibit B-2. Final payment for the balance of the Tenant Extras shall be paid within ten (10) days following the last to occur of (i) Landlord's substantial completion of all Tenant Extras and (ii) Tenant's receipt of Landlord's invoice thereof.

     In addition, Landlord shall provide to Tenant a special allowance of $22,300.00 (the "Special Allowance") which shall be applied exclusively (i) to the millwork and shelving shown on Exhibit B-1 (the "Millwork and Shelving") or (ii) as set forth in Item No. 4 of Exhibit B-2. The Shelving and Millwork shall be performed by Tenant subject to compliance with the requirements of Section 3.3 hereof.

     Landlord shall provide the Special Allowance to Tenant by reimbursing Tenant for the Millwork and Shelving (or as set forth in Item No. 4 of Exhibit B-2) within ten (10) days after receipt of reasonable evidence of payment of the billings and invoices of Tenant's contractors and tradesmen but in no event shall Landlord's obligation for the cost of the Millwork and Shelving and the application of the Special Allowance as set forth in Item No. 4 of Exhibit B-2 exceed $22,300.00 in the aggregate. The Millwork and Shelving (i) shall not be deemed to be or treated as part of Landlord's Work and (ii) shall be performed by Tenant, at its sole cost and expense, subject to the application of the Special Allowance by Landlord to Tenant as hereinabove provided. Notwithstanding anything to the contrary contained in this Lease, (i) no delay in the performance of the Millwork and Shelving shall delay the Commencement Date and/or the Rent Commencement Date and the Commencement Date and/or Rent Commencement Date shall in no way be dependent or conditioned upon the performance of the Millwork and Shelving and (ii) the Millwork and Shelving shall be part of the Building and in no event shall it be removed or replaced.

3.2 (A) Landlord agrees to use due diligence to complete the Landlord's Work described in Section 3.1 on or before the Scheduled Term Commencement Date. Landlord shall not be required to install any improvements which are not in conformity with the plans and specifications for the Building or which are not approved by Landlord's architect. In case of "Tenant Delays" (hereinafter defined), delays due to governmental regulation, unusual

                                                                    Exhibit 10.9
     scarcity of or inability to obtain labor or materials, labor difficulties, casualty or other causes reasonably beyond Landlord's control (collectively, "Landlord's Force Majeure"), the Scheduled Term Commencement Date shall be extended for the period of such delays but in no event more than forty-five (45) days in the aggregate except in the case of Tenant Delays. In no event shall Landlord's Force Majeure events exceed forty five (45) days in the aggregate. The Premises shall be deemed ready for occupancy on the later of (a) the date on which the work described in
     Section 3.1, together with common facilities for access and service to the Premises, has been substantially completed except for (i) items of work and adjustment of equipment and fixtures which can be completed after occupancy thereof has been taken without causing substantial interference with Tenant's use of the Premises (i.e. so-called "punch list" items) and items of work for which there is a long lead time in obtaining the materials therefor or which are specially or specifically manufactured, produced or milled for the work in or to the Premises and require additional time for receipt or installation ("long lead" items) and (b) the date a certificate of occupancy, temporary or permanent, shall have been approved for issuance by applicable Governmental authority, to the extent required by law, permitting occupancy by Tenant of the Premises for the Permitted Use; provided, however, that if a temporary certificate of occupancy shall be issued with conditions, such conditions shall not materially and adversely affect Tenant's use of the Premises for the Permitted Uses. The punch list shall be agreed to by both Landlord and Tenant, each acting reasonably and in good faith. If there shall be issued such a temporary certificate of occupancy, Landlord shall satisfy the conditions set forth therein as promptly as possible and, in any event shall maintain the temporary certificate of occupancy in full force and effect until the conditions therein are so satisfied. Landlord shall complete as soon as conditions practically permit the punch list items and the long lead items and Tenant shall not use the Premises in such manner as will increase the cost of completion. During the performance of Landlord's Work, Tenant shall have reasonable access to the Premises during normal working hours for purposes of Tenant's performing, or causing its contractors to perform, the installation of its telecommunications equipment, wiring and other appurtenant facilities and its furniture and furnishings, provided that in any such case such access and work shall be performed in such manner so as to not cause or result in material interference with the performance of Landlord's Work and so as to maintain harmonious labor relations.

     For purposes hereof the term "Tenant Delay" shall mean any act or failure to act of Tenant or anyone employed or engaged by Tenant which may delay performance and/or completion of Landlord's Work. When Landlord reasonably believes that any action of Tenant or failure to take action by Tenant, in either case by a date certain, will result in a Tenant Delay, Landlord shall use reasonable efforts to provide advance notice (which may be given orally followed up with written notice given within three (3) business days)

                                                                    Exhibit 10.9
     to Tenant that such action or failure to act by such date will constitute a Tenant Delay. Upon the occurrence of any Tenant Delay, Landlord shall notify Tenant in writing within five (5) business days after the occurrence thereof.

     (B) Landlord at Landlord's expense, shall be responsible for Landlord's Work complying on the Commencement Date with the requirements of the Federal Americans With Disabilities Act (the "ADA") in effect on the Commencement Date; provided, however, that notwithstanding the foregoing, Tenant at Tenant's expense, shall be responsible for (i) any additions, alterations or improvements performed by or for Tenant or any assignee of subtenant of Tenant ("Tenant Improvements") complying with the ADA and (ii) compliance with the ADA required because of (a) Tenant Improvements and (b) the specific manner, conduct, intensity and method of use and deployment of personnel in the Premises of Tenant, any assignee of Tenant and any subtenant, sub-subtenant or other occupant.

     (C) If, Landlord shall have failed to substantially complete the work to be performed by Landlord in accordance with Section 3.1 (excluding punch list items and long lead items) on or before the Outside Completion Date (which date shall be extended automatically for such periods of time as Landlord is prevented from proceeding with or completing the same by reason of Landlord's Force Majeure or any Tenant Delay which materially interferes with Landlord's construction of the Premises, without limiting Landlord's other rights on account thereof), Tenant shall have the right to terminate this Lease by giving notice to Landlord of Tenant's desire to do so within the time period from the Outside Completion Date (as so extended) until the date which is thirty (30) days subsequent to the Outside Completion Date (as so extended); and, upon the giving of such notice, the Term of this Lease shall cease and come to an end without further liability or obligation on the part of either party unless, within thirty (30) days after Landlord's receipt of Tenant's notice Landlord substantially completes the work to be performed by Landlord under Section 3.1 (except for punch list items and long lead items) and such right of termination shall be Tenant's sole and exclusive remedy at law or in equity or otherwise for Landlord's failure so to complete such work within such time. Tenant agrees that no Tenant Delay in performing work to prepare the Premises for occupancy (including, without limitation, the work in installing telephones and other communications equipment or systems) shall delay commencement of the Term or the obligation to pay rent, regardless of the reason for such delay or whether or not it is within the control of Tenant or any such employee.

3.3 This Section 3.3 shall apply before and during the Term. Tenant shall not make alterations and additions to Tenant's space except in accordance with plans and specifications therefor first approved by Landlord, which approval shall not be

                                                                    Exhibit 10.9
     unreasonably withheld. Landlord shall not be deemed unreasonable for withholding approval of any alterations or additions which (a) involve or might affect any structural or exterior element of the Building, any area or element outside of the Premises, or any facility serving any area of the Building outside of the Premises, or (b) will delay completion of the Premises or Building, or (c) will not comply with applicable Insurance Requirements, or (d) will require unusual expense to readapt the Premises to normal office use on Lease termination or increase the cost of construction or of insurance or taxes on the Building or of the services called for by Section 4.1 unless Tenant first gives assurance reasonably acceptable to Landlord for payment of such increased cost and that such readaptation will be made prior to such termination without expense to Landlord. Landlord's review and approval of any such plans and specifications and consent to perform work described therein shall not be deemed an agreement by Landlord that such plans, specifications and work conform with applicable Legal Requirements nor deemed a waiver of Tenant's obligations under this Lease with respect to applicable Legal Requirements nor impose any liability or obligation upon Landlord with respect to the completeness, design sufficiency or compliance of such plans, specifications and work with applicable Legal Requirements. Notwithstanding the foregoing, Landlord's approval shall not be required for any painting of the walls within the Premises (in the Building standard color) or to any other purely cosmetic decoration within the Premises which does not affect or involve any mechanical system of the Building, any other utility or system of the Building or any structural element of the Building. In the case of all alterations, additions or improvements (other than the above described interior painting and cosmetic work but only on the terms set forth above), Tenant shall deliver reasonable detailed plans and specifications to Landlord at the time Tenant seeks Landlord's approval. Landlord may elect to require Tenant to remove any alterations, additions or improvements upon lease expiration or termination by stating such election in Landlord's approval Landlord shall specify the matters for removal in reasonably detail. Unless specified for removal as aforesaid, all alterations and additions shall be part of the Building unless otherwise agreed upon in writing by Landlord and Tenant. All of Tenant's alterations and additions and installation of furnishings shall be coordinated with any work being performed by Landlord and in such manner and to the extent practicable as to maintain reasonably harmonious labor relations and not to damage the Building or Site or interfere with construction or operation of the Building and other improvements to the Site and, except for installation of furnishings, shall be performed by Landlord's general contractor or by contractors or workmen first approved by Landlord. Except for work by Landlord's general contractor, Tenant, before its work is started, shall secure all licenses and permits necessary therefor; deliver to Landlord a statement of the names of all its contractors; and other direct trades and the estimated cost of all labor and material to be furnished by them cause each contractor to carry workmen's compensation insurance in statutory amounts covering all the contractor's and subcontractor's employees

                                                                    Exhibit 10.9
     and commercial general liability insurance or comprehensive general liability insurance with a broad form comprehensive liability endorsement with such limits as Landlord may reasonably require, but in no event less than $2,000,000.00 combined single limit per occurrence on a per location basis (all such insurance to be written in companies approved by Landlord and naming and insuring Landlord and Landlord's managing agent as additional insureds and insuring Tenant as well as the contractors), and to deliver to Landlord certificates of all such insurance. Tenant agrees to pay promptly when due the entire cost of any work done on the Premises by Tenant, its agents, employees, or independent contractors, and not to cause or permit any liens for labor or materials performed or furnished in connection therewith to attach to the Premises or the Building or the Site and immediately to discharge or effectively bond off any such liens which may so attach. Tenant shall pay, as Additional Rent, 100% of any real estate taxes on the Complex which shall, at any time after commencement of the Term, result from any alteration, addition or improvement to the Premises made by Tenant.

3.4 All construction work required or permitted by this Lease shall be done in a good and workmanlike manner using materials of good quality and in compliance with all applicable Legal Requirements and Insurance Requirements now or hereafter in force. Each party may inspect the work of the other at reasonable times and shall promptly give notice of observed defects. Each party authorizes the other to rely in connection with design and construction upon approval and other actions on the party's behalf by any Construction Representative of the party named in Article I or any person hereafter designated in substitution or addition by notice to the party relying. Except as otherwise provided in Article IV, the work required of Landlord pursuant to this Article III shall be deemed approved by Tenant when Tenant commences occupancy of the Premises for the Permitted Uses, except for items which are then uncompleted (including punch list items and long lead items) and as to which Tenant shall have given notice to Landlord prior to such date.

     The performance of Landlord's Work hereunder shall be done in good and workmanlike manner employing materials of good quality and in compliance with applicable laws, rules, orders and regulations of governmental authorities having jurisdiction thereof, including, without limitation, the Americans with Disabilities Act ("ADA"). Landlord warrants (a) that all work performed by Landlord with respect to the Premises, Landlord's Work and all base building systems shall be free from defects (latent or otherwise) for the period of one (1) year commencing on the date (i) all such work is fully completed, or (ii) in the case of base building systems from the date of delivery of the Premises to Tenant as required herein, and
     (b) that the common areas of the Building and Landlord's Work in the Premises shall comply with the ADA and all applicable handicap access laws as of the Commencement Date.

                                                                    Exhibit 10.9
                                  ARTICLE IV

                LANDLORD'S COVENANTS; INTERRUPTIONS AND DELAYS
                ----------------------------------------------

4.1    Landlord covenants:

4.1.1 To furnish services, utilities, facilities and supplies set forth in Exhibit C equal to those customarily provided by landlords in high quality buildings in the Boston West Suburban Market subject to escalation reimbursement in accordance with Section 2.6.

4.1.2 To furnish, at Tenant's expense, reasonable additional Building operation services (beyond those set forth in Exhibit C) which are usual and customary in similar office buildings in the Boston West Suburban Market upon reasonable advance request of Tenant at reasonable and equitable rates from time to time established by Landlord.

4.1.3 Subject to the escalation provisions of Section 2.6 and except as otherwise provided in Article VI, (i) to make such repairs to the roof, exterior walls, floor slabs and common areas and facilities as may be necessary to keep them in good condition and repair and (ii) to maintain the Building (exclusive of Tenant's responsibilities under this Lease) in a first class manner comparable to the maintenance of similar properties in the Boston West Suburban Market.

4.1.4 To provide and install, at Landlord's expense, letters or numerals on the entrance doors to the Premises to identify Tenant's official name and Building address; all such letters and numerals shall be in the building standard graphics and no others shall be used or permitted on the Premises. In the event that Landlord shall grant to any other tenant in the Building the right, without the necessity of obtaining Landlord's consent, to affix such other tenant's corporate logo within the interior of such tenant's space, Landlord shall grant to Tenant a substantially similar right upon substantially similar terms within the interior of the Premises demised under this Lease. Otherwise, should Tenant desire to place or affix its corporate logo or name within the Premises, Tenant shall first seek Landlord's approval and Tenant shall submit reasonably detailed plans, specifications, graphics or other information with respect thereto Landlord shall not unreasonably withhold its consent thereto.

4.2 Landlord shall not be liable to Tenant for any compensation or reduction of rent by reason of inconvenience or annoyance or for loss of business arising from the necessity of Landlord or its agents entering the Premises for any of the purposes in this Lease

                                                                    Exhibit 10.9
     authorized, or for repairing the Premises or any portion of the Building however the necessity may occur. In case Landlord is prevented or delayed from making any repairs, alterations or improvements, or furnishing any services or performing any other covenant or duty to be performed on Landlord's part, by reason of any cause reasonably beyond Landlord's control, including without limitation the causes set forth in Section 3.2 hereof as being reasonably beyond Landlord's control, Landlord shall not be liable to Tenant therefor, nor, except as expressly otherwise provided in
     Article VI, shall Tenant be entitled to any abatement or reduction of rent by reason thereof. In the event that the electricity service to the Premises shall be shut down for more than four (4) full and consecutive business days, but only as a result of causes which are covered by Landlord's loss of rentals insurance, then Tenant shall be entitled to an abatement of Annual Fixed Rent equal to the "Insurance Amount" (hereinafter defined). The "Insurance Amount" shall be an amount equal to the payment actually received by Landlord (but only allocable to and on account of the Premises and the Annual Fixed Rent for such shut down of electricity service to the Premises from Landlord's insurance carrier providing such loss of rents insurance less the amount of any deductible contained in such loss of rents insurance coverage. During the Term of this Lease, Landlord shall carry loss of rents insurance coverage in such amounts, for such period (not less than one (1) year's Annual Fixed Rent) and upon such terms as it deems appropriate in its sole judgment. Notwithstanding anything herein contained to the contrary, in no event shall any of the events referred to in this Section 4.2 give rise to a claim in Tenant's favor that such failure constitutes actual or constructive, total or partial, eviction from the Premises.

     Landlord reserves the right to stop any service or utility system, when necessary by reason of accident or emergency, or until necessary repairs have been completed; provided, however, that in each instance of stoppage, Landlord shall exercise reasonable diligence to eliminate the cause thereof. Except in case of emergency repairs, Landlord will give Tenant reasonable advance notice of any contemplated stoppage and will use reasonable efforts to avoid unnecessary inconvenience to Tenant by reason thereof.

     Landlord shall perform such maintenance, repairs and necessary replacements within a reasonably time after the need thereof arises and shall use reasonable efforts not to interfere with the Premises, or Tenant's use and occupancy thereof or access thereto or egress therefrom, in performing Landlord's obligations hereunder. Tenant shall not be responsible for any repairs, damage, loss or injury to the Premises or the Building caused by or occasioned by Landlord's failure to repair or maintain in good repair those portions of the Premises or the Building set forth hereinabove or caused or occasioned by any act, omission, neglect, default or other misconduct of Landlord, its employees, agents, licenses, contractors, anyone claiming by, through or under Landlord or any occupant of the Building.

                                                                    Exhibit 10.9
4.3 During the Lease Term, Landlord shall maintain in full force a policy of insurance upon the Building and equipment insuring against all risks of physical loss or damage under an All Risk coverage endorsement in an amount at least equal to the full replacement value of the property insured (as from time to time reasonably determined by Landlord), with an Agreed Amount endorsement to satisfy co-insurance requirements, as well as insurance against breakdown of boilers and other machinery as customarily insured against. Such insurance may be written with a deductible as determined by Landlord. Further, if at any time during the Term all risk type insurance coverage shall cease to be written, then the type of fire and casualty insurance and amount of coverage shall be as determined by Landlord. In addition, during the Lease Term, Landlord agrees to maintain in full force and effect with respect to the Property commercial general liability insurance and such other liability insurance as it shall deem reasonably appropriate and/or as shall be required by the holder of any mortgage covering the Property. Such insurance shall be in such amounts (including primary and excess coverages), in such forms and upon such terms (including, without limitation, deductibles) as Landlord from time to time shall reasonably determine or as shall be required by the holder of such first mortgage. Landlord may also maintain such other insurance as may from time to time be required by any mortgagee holding a mortgage lien on the Property. In addition, Landlord may also maintain such insurance against loss of Annual Fixed Rent and Additional Rent and such other risks and perils as Landlord deems proper. Any and all such insurance required or permitted to be carried under this Lease by Landlord may be maintained under a blanket policy or program affecting, covering or relating to the Property and other properties of Landlord and/or Landlord's or Boston Properties Inc.'s affiliated entities or business organizations of Landlord and/or affiliated business organizations. All of the insurance required or permitted hereunder shall be included in Landlord's Operating Costs. Upon the written request of Tenant, Landlord shall furnish Tenant with copies of certificates or other written documentation evidencing the insurance carried by Landlord.

4.4 Subject to the provisions of Sections 4.2 and 8.4 hereof, Landlord shall hold harmless, indemnify Tenant and defend (with counsel selected by Landlord) with regard to any loss or liability that Tenant may actually incur respecting "Hazardous Materials" (defined in Section 5.3(A)) on or within the Property including but not limited to the reasonable and documented out of pocket fees and expenses of attorneys and environmental consultants and experts and all reasonable out of pocket costs of assessment, monitoring, cleanup, containment, removal and remediation excluding, however, punitive, indirect and consequential damages; provided, however, that (i) Tenant shall give prompt written notice of any such claim, (ii) Landlord shall have the right to handle any such claim and
     (iii) the foregoing indemnity shall not apply (a) to any acts, omissions or other activities of Tenant, its assignees, subtenants (including sub-subtenants and other occupants of the Premises or portions thereof), contractors, agents, servants, invitees, employees or

                                                                 Exhibit 10.9
affiliates or (b) to any of those matters referred to in Section 5.3 hereof.


                                   ARTICLE V
                                   ---------

                              TENANT'S COVENANTS
                              ------------------

     Tenant covenants during the term and such further time as Tenant occupies any part of the Premises:

5.1 To pay when due all fixed rent and Additional Rent and all charges for utility services rendered to the Premises (except as otherwise provided in Exhibit C) and, further, as Additional Rent, all charges for additional services rendered pursuant to Section 4.1.2.

5.2 Except as otherwise provided in Article VI and Section 4.1.3, to keep the Premises in the same order, repair and condition as they were in as of the Commencement Date, reasonable wear and tear and damage by fire, casualty and eminent domain only excepted, and all glass in windows (except glass in exterior walls unless the damage thereto is attributable to Tenant's negligence or misuse) and doors of the Premises whole and in good condition with glass of the same type and quality as that injured or broken, damage by fire or taking under the power of eminent domain only excepted, and at the expiration or termination of this Lease peaceably to yield up the Premises all construction, work, improvements, and all alterations and additions thereto in the same order, repair and condition as they were in as of the Commencement Date, reasonable wear and tear and damage by fire, casualty and eminent domain only excepted, first removing all goods and effects of Tenant and, to the extent specified by Landlord by notice to Tenant given at least twenty (20) days before such expiration or termination, the wiring for Tenant's computer, telephone and other communication systems and equipment and repairing any damage caused by such removal and restoring the Premises and leaving them clean and neat. Tenant shall not permit or commit any waste, and Tenant shall be responsible for the cost of repairs which are necessary by reason of damage to common areas in the Building or to the Site caused by Tenant, Tenant's independent contractors, Tenant's employees or Tenant's invitees. Notwithstanding anything contained in this Lease to the contrary, the following shall be deemed to be Tenant Trade Fixtures for purposes of this Lease, shall remain the property of the Tenant and may, at Tenant's option, be removed by Tenant at any time prior to or upon the expiration of this Lease, provided that Tenant shall, at its expense, repair any damage to the Premises caused by any such installation or removal: All audio/projection/visual/multi-media equipment located in the Premises at any time during the Term hereof or any extended term.

                                                                 Exhibit 10.9
5.3 From the commencement of the Term, to use and occupy the Premises (subject to the provisions of Sections 5.6 through 5.6.6 hereof) for the Permitted Uses only, and not to injure or deface the Premises, Building, the Site or any other part of the Complex nor to permit in the Premises or on the Site any auction sale, vending machine (except as set forth below), or inflammable fluids or chemicals (except in deminimous amounts and types customarily used in conjunction with normal office purposes, tenant covenanting and agreeing to comply with (a) all laws, by-laws, rules and regulations applicable to the same including, without limitation, those hereinafter set forth in this Section 5.3 and (b) the following requirements of this Section 5.3), or nuisance, or the emission from the Premises of any objectionable noise or odor, nor to use or devote the Premises or any part thereof for any purpose other than the Permitted Uses, nor for any use thereof which is inconsistent with maintaining the Building as a first class office building in the quality of its maintenance, use and occupancy, or which is improper, or contrary to applicable law, by-law, rule or regulation or liable to render necessary any alteration or addition to the Building. Notwithstanding the foregoing respecting vending machines, Tenant may, at its sole cost, expense and risk, keep a reasonable number of vending machines in the Premises dispensing non-alcoholic beverages, candy and other food products and sundries, Tenant covenanting that Tenant shall be solely responsible for compliance with applicable laws, by-laws, rules and regulations, obtaining all permits, licenses and approvals thereof, and maintaining same in full force and effect. Further,
     (i) Tenant shall not, nor shall Tenant permit its employees, invitees, agents, independent contractors, contractors, assignees or subtenants to, keep, maintain, store or dispose of (into the sewage or waste disposal system or otherwise) or engage in any activity which might produce or generate any substance which is or may hereafter be classified as a hazardous material, waste or substance (collectively "Hazardous Materials"), under federal, state or local laws, rules and regulations, including, without limitation, 42 U.S.C. Section 6901 et seq., 42 U.S.C.
     Section 9601 et seq., 42 U.S.C. Section 2601 et seq., 49 U.S.C. Section 1802 et seq. and Massachusetts General Laws, Chapter 21E and the rules and regulations promulgated under any of the foregoing, as such laws, rules and regulations may be amended from time to time (collectively "Hazardous Materials Laws"), (ii) Tenant shall promptly notify Landlord of any incident in, on or about the Premises, the Building or the Site that would require the filing of a notice under any Hazardous Materials Laws, (iii) Tenant shall comply and shall cause its employees, invitees, agents, independent contractors, contractors, assignees and subtenants to comply with each of the foregoing and (iv) Landlord shall have the right to make such inspections (including testing) as Landlord shall elect from time to time to determine that Tenant is complying with the foregoing; provided that all such inspections shall be at Landlord's sole cost and expense (unless there shall be a violation by Tenant or any others hereinabove set forth of Hazardous Materials Laws in which case such inspection shall be at Tenant's sole cost and expense) and Landlord shall be entitled to access the Premises for such inspections

                                                                    Exhibit 10.9
       provided Landlord gives Tenant reasonable advance notice of same (orally or in writing with any oral notice followed within three (3) business days by written notice) except in the case of emergencies and except in the case of emergencies such access (i) shall be subject to Tenant's reasonable security practices and (ii) shall be performed in such a manner as to reasonably minimize the interruption of Tenant's business operations.

5.4 Not to obstruct in any manner any portion of the Building not hereby leased or any portion thereof or of the Site used by Tenant in common with others; not without prior consent of Landlord to permit the painting or placing of any signs, curtains, blinds, shades, awnings, aerials or flagpoles, or the like, visible from outside the Premises; and to comply with all reasonable Rules and Regulations now or hereafter made by Landlord, of which Tenant has been given written notice, for the care and use of the Building and Site and their facilities and approaches; Landlord shall not be liable to Tenant for the failure of other occupants of the Building to conform to such Rules and Regulations. As of the date hereof, there are no such rules and/or regulations in effect.

5.5 To keep the Premises equipped with all safety appliances required by any public authority because of any use made by Tenant other than normal office use, and to procure all licenses and permits so required because of such use and, if requested by Landlord, to do any work to the Premises so required because of such use, it being understood that the foregoing provisions shall not be construed to broaden in any way Tenant's Permitted Uses.

5.6 Except as otherwise expressly provided herein, Tenant covenants and agrees that it shall not assign, mortgage, pledge, hypothecate or otherwise transfer this Lease and/or Tenant's interest in this Lease or sublet (which term, without limitation, shall include granting of concessions, licenses or the like) the whole or any part of the Premises. Any assignment, mortgage, pledge, hypothecation, transfer or subletting not expressly permitted in or consented to by Landlord under Sections 5.6.1-5.6.6 shall be void, ab initio; shall be of no force and effect; and shall confer no rights on or in favor of third parties. In addition, Landlord shall be entitled to seek specific performance of or other equitable relief with respect to the provisions hereof.

5.6.1  Notwithstanding the provisions of Section 5.6 above and the provisions of
       Section 5.6.2, 5.6.3 and 5.6.5 below, Tenant shall have the right to assign this Lease or to sublet the Premises (in whole or in part) to any parent or subsidiary corporation of Tenant or to any corporation into which Tenant may be converted or with which it may merge, provided that the entity to which this Lease is so assigned or which so sublets the Premises has a financial liquidity and capability and credit worthiness to perform the obligations of the Tenant under this Lease as and when due and required. Any such assignment or

                                                                    Exhibit 10.9
       subletting shall be subject to the provisions of Section 5.6.4 and
       Section 5.6.6 below.

5.6.2 Notwithstanding the provisions of Section 5.6 above, in the event Tenant desires to assign this Lease or to sublet the Premises in whole or in part, Tenant shall notify Landlord thereof in writing and Landlord shall have the right at its sole option, to be exercised within the time period set forth in Section 5.6.4 to:

            (i) In the case of a proposed assignment of the Lease or subletting of the entire Premises, Landlord may, at its sole option, elect to terminate this Lease as of a date specified in a notice to Tenant, which date shall not be earlier than sixty (60) days nor later than one hundred twenty (120) days after Landlord's notice to Tenant; provided, however, that upon the termination date as set forth in Landlord's notice, all obligations relating to the period after such termination date (but not those relating to the period before such termination date) shall cease and promptly upon being billed therefor by Landlord, Tenant shall make final payment of all rent and Additional Rent due from Tenant through the termination date.

            (ii) In the case of a proposed subleasing of more than fifty percent (50%) but less than the entire Premises, Landlord may, at its sole option, elect to terminate this Lease as to such portion of the Premises proposed to be sublet (herein called the "Terminated Portion of the Premises") as of a date which shall be not earlier than sixty (60) days nor later than one hundred twenty (120) days after Landlord's notice to Tenant; provided, however, that upon the termination date as set forth in Landlord's notice, all of Landlord's and Tenant's obligations as to the Terminated Portion of the Premises relating to the period after such termination date (but not those relating to the period before such termination date) shall cease and promptly upon being billed therefor by Landlord, Tenant shall make final payment of all rent and Additional Rent due from Tenant respecting the Terminated Portion of the Premises through the termination date and provided, further, that this Lease shall remain in full force and effect as to the remainder of the Premises, except that from and after the termination date the Rentable Floor Area of the Premises shall be reduced to the rentable floor area of the remainder of the Premises and the definition of Rentable Floor Area of the Premises shall be so amended and after such termination all references in this Lease to the "Premises" or the "Rentable Floor Area of the Premises" shall be deemed to be references to the remainder of the Premises, and provided further that Landlord shall have the right to make such alterations and improvements as may be required to

                                                                    Exhibit 10.9
                  separately demise the Terminated Portion of the Premises. In addition, from and after the effective date of any such termination, Annual Fixed Rent shall be at the rate set forth in Section 1.1 but shall be calculated using the rentable floor area of the remainder of the Premises and Tenant's payments for operating costs, real estate taxes and electricity shall be calculated on the same basis set forth in this Lease using the rentable floor area of the remainder of the Premises.

            (iii) In the event that Landlord shall not exercise its termination rights as aforesaid, or shall fail to give any or timely notice under subsection (i) or subsection (ii) immediately above, the provisions of Sections 5.6.3-5.6.6 shall be applicable. This Section 5.6.2 shall not be applicable to an assignment or sublease pursuant to Section 5.6.1.

5.6.3  Notwithstanding the provisions of Section 5.6 above, but subject to the
                                                            ---
       provisions of this Section 5.6.3 and the provisions of Sections 5.6.4,
       5.6.5 and 5.6.6 below, (a) in the event that Landlord shall not have exercised the termination right as set forth in Section 5.6.2 or shall have failed to give any or timely notice under Section 5.6.2, then for a period of one hundred and twenty (120) days (i) after the receipt of Landlord's notice stating that Landlord does not elect the termination right or (ii) after the expiration of the six (6) business day period referred to in Section 5.6.4 in the event Landlord shall not give any or timely notice under Section 5.6.2 or (b) in the event Landlord has no termination right (in whole or in part) under Section 5.6.2, as the case may be, Tenant shall have the right to assign this Lease or sublet the whole or part of the Premises in accordance with Tenant's notice to Landlord given as provided in Section 5.6.4 provided that, in each instance, Tenant first obtains the express prior written consent of Landlord, which consent shall not be unreasonably withheld, conditioned or delayed. Landlord shall exercise its rights under this Section 5.6.3 within the time period set forth in Section 5.6.4 hereof. Without limitation, Landlord shall not be deemed to be unreasonably withholding its consent to such a proposed assignment or subleasing if:

            (a) the proposed assignee or subtenant is not of a character consistent with the operation of a first class office building (by way of example Landlord shall not be deemed to be unreasonably withholding its consent to an assignment or subleasing to any governmental agency), or

            (b) the proposed assignee or subtenant does not possess adequate financial capability and liquidity to perform the Tenant obligations as and when due or required, or

                                                                    Exhibit 10.9
            (c) the assignee or subtenant proposes to use the Premises (or part thereof) for a purpose other than the purpose for which the Premises may be used as stated in Section 1.1 hereof, or

            (d) the character of the business to be conducted or the proposed use of the Premises by the proposed subtenant or assignee shall (i) increase Landlord's Operating Expenses beyond that which Landlord now incurs for use by Tenant; (ii) increase the burden on elevators or other Building systems or equipment over the burden prior to such proposed subletting or assignment; or (iii) violate any provisions or restrictions contained herein relating to the use or occupancy of the Premises. Landlord shall give Tenant reasonable information supporting any of items (i), (ii) and/or (iii) hereof at such time as Landlord gives its denial of Tenant's request for approval.

            (e) there shall be existing an Event of Default at the time such consent is requested (defined in Section 7.1).


5.6.4 Tenant shall give Landlord notice of any proposed sublease or assignment, and said notice shall specify the provisions of the proposed assignment or subletting, including (a) the name and address of the proposed assignee or subtenant, (b) in the case of a proposed assignment or subletting pursuant to Section 5.6.2 or Section 5.6.3, such information as to the proposed assignee's or proposed subtenant's net worth and financial capability and standing as may reasonably be required for Landlord to make the determination referred to in Section 5.6.2 or
       Section 5.6.3 above (provided, however, that Landlord shall hold such information confidential having the right to release same to its officers, accountants, attorneys and mortgage lenders on a confidential basis), (c) all of the terms and provisions upon which the proposed assignment or subletting is to be made, (d) in the case of a proposed assignment or subletting pursuant to Section 5.6.2 or Section 5.6.3, all other information reasonably necessary to make the determination referred to in Section 5.6.2 or Section 5.6.3 above and (e) in the case of a proposed assignment or subletting pursuant to Section 5.6.1 above, such information as may be reasonably required by Landlord to determine that such proposed assignment or subletting complies with the requirements of said Section 5.6.1.

       In the case of both Section 5.6.2 and Section 5.6.3, Landlord shall exercise its rights thereunder within six (6) business days after receipt of Tenant's notice; provided, however, that not later than the sixth
       (6th) business day after receipt of such notice, Landlord shall have the right to give written notice to Tenant (i) specifying in reasonable

                                                                    Exhibit 10.9
       detail respects in which Tenant's notice and the materials submitted therewith are insufficient for Landlord to make the determinations under and in accordance with Sections 5.6.2 and 5.6.3 and (ii) requesting additional information from Tenant, in which case the six (6) business day period shall recommence to run from Landlord's receipt of such additional information.

       If Landlord shall consent to the proposed assignment or subletting, as the case may be, then, in such event, Tenant may thereafter sublease (the whole or part of the Premises) or assign, in either case pursuant to Tenant's notice, as given hereunder; provided, however, that if such assignment or sublease shall not be executed and delivered to Landlord within one hundred and twenty (120) days after the date of Landlord's consent, the consent shall be deemed null and void and the provisions of Sections 5.6.2 and/or 5.6.3, as the case may be, shall be applicable.

5.6.5 In addition, in the case of any assignment or subleasing as to which Landlord may consent (other than an assignment or subletting permitted under Section 5.6.1 hereof) such consent shall be upon the express and further condition, covenant and agreement, and Tenant hereby covenants and agrees that, in addition to the Annual Fixed Rent, Additional Rent and other charges to be paid pursuant to this Lease, fifty percent (50%) of the "Assignment/Sublease Profits" (hereinafter defined), if any, shall be paid to Landlord.

       The "Assignment/Sublease Profits" shall be the excess, if any, of (a) the "Assignment/Sublease Net Revenues" as hereinafter defined over (b) the Annual Fixed Rent and Additional Rent and other charges provided in this Lease(pro-rated in the case of a partial subletting). The "Assignment/Sublease Net Revenues" shall be the fixed rent, Additional Rent and all other charges and sums payable either initially or over the term of the sublease or assignment plus all other profits and increases
                                          ----
       to be derived by Tenant as a result of such subletting or assignment, less the reasonable costs of Tenant incurred in such subleasing or assignment (the definition of which shall include but not necessarily be limited to rent concessions, brokerage commissions and alteration allowances) amortized over the term of the sublease or assignment.

       All payments of the Assignment/Sublease Profits due Landlord shall be made within ten (10) days of receipt of same by Tenant.

5.6.6 (A) It shall be a condition of the validity of any assignment or subletting of right under Section 5.6.1 above, or consented to under
       Section 5.6.3 above, that the assignee or sublessee agrees directly with Landlord, in form reasonably satisfactory to Landlord, to be bound by all the obligations of the Tenant hereunder, including, without limitation, the

                                                                    Exhibit 10.9
     obligation to pay the rent and other amounts provided for under this Lease (but in the case of a partial subletting, such subtenant shall agree on a pro rata basis to be so bound) including the provisions of Sections 5.6 through 5.6.6 hereof, but such assignment or subletting shall not relieve the Tenant named herein of any of the obligations of the Tenant hereunder, Tenant shall remain fully and primarily liable therefor and the liability of Tenant and such assignee (or subtenant, as the case may be) shall be joint and several. Further, and notwithstanding the foregoing, the provisions hereof shall not constitute a recognition of the assignment or the assignee thereunder or the sublease or the subtenant thereunder, as the case may be, and at Landlord's option, upon the termination of the Lease, the assignment or sublease shall be terminated unless otherwise expressly agreed to in writing by Landlord.

     (B) As Additional Rent, Tenant shall reimburse Landlord promptly for reasonable out of pocket legal and other expenses incurred by Landlord in connection with any request by Tenant for consent to assignment or subletting but (i) in no event more than $2,500.00 per transaction if outside counsel is utilized by Landlord and (ii) in no event more than $1,500.00 per transaction if inside counsel is utilized by Landlord.

     (C) If this Lease is assigned, or if the Premises or any part thereof are sublet or occupied by anyone other than Tenant, Landlord may upon prior written notice to Tenant, at any time and from time to time, collect rent and other charges from the assignee, sublessee or occupant and apply the net amount collected to the rent and other charges herein reserved, but no such assignment, subletting, occupancy or collection shall be deemed a waiver of this covenant, or a waiver of the provisions of Sections 5.6 through 5.6.6 hereof, or the acceptance of the assignee, sublessee or occupant as a tenant or a release of Tenant from the further performance by Tenant of covenants on the part of Tenant herein contained, the Tenant herein named to remain primarily liable under this Lease.

     (D) The consent by Landlord to an assignment or subletting under any of the provisions of Sections 5.6.1 or 5.6.3 shall in no way be construed to relieve Tenant from obtaining the express consent in writing to Landlord to any further assignment or subletting.

5.7 (A) To defend with counsel first approved by Landlord (which approval shall not be unreasonably withheld or delayed, it being agreed that counsel selected by Tenant's liability insurance carrier shall be deemed approved), save harmless, and indemnify Landlord from any liability for injury, loss, accident or damage to any person or property, and from any claims, actions, proceedings and expenses and costs in connection therewith (including without limitation reasonable counsel fees) (i) arising from or claimed to have

                                                                    Exhibit 10.9
     arisen from (a) the omission, fault, willful act, negligence or other misconduct of Tenant or Tenant's contractors, licensees, invitees, agents, servants, independent contractors or employees or (b) any use made or thing done or occurring on the Premises not due to the omission, fault, willful act, negligence or other misconduct of Landlord or Landlord's contractors, licensees, invitees, agents, servants or employees, or (ii) resulting from the failure of Tenant to perform and discharge its covenants and obligations under this Lease; to maintain commercial general liability insurance or comprehensive general liability insurance written on an occurrence basis with a broad form comprehensive liability endorsement covering the Premises insuring Landlord and Landlord's managing agent (and such persons as are in privity of estate with Landlord and Landlord's managing agent as may be set out in a written notice to Tenant from time to time) as additional insureds as well as Tenant with limits which shall, at the commencement of the Term, be at least equal to those stated in Section
     1.1 and from time to time during the Term shall be for such higher limits, if any, as are customarily carried in Greater Boston with respect to similar properties or which may reasonably be required by Landlord, and workmen's compensation insurance with statutory limits covering all of Tenant's employees working in the Premises, and to deposit with Landlord on or before the Commencement Date and concurrent with all renewals thereof, certificates for such insurance bearing the endorsement that the policies will not be canceled until after thirty (30) days' written notice to Landlord. All insurance required to be maintained by Tenant pursuant to this Lease shall be maintained with responsible companies qualified to do business, and in good standing, in the Commonwealth of Massachusetts and which have a rating of at least "A-" and are within a financial size category of not less than "Class VIII" in the most current Best's Key Rating Guide or such similar rating as may be reasonably selected by Landlord if such Guide is no longer published.

     (B) Subject to the limitations of Section 8.4 hereof, to the extent not resulting from any act, omission, fault, negligence or misconduct of Tenant or its contractors, agents, licensees, invitees, servants or employees, Landlord agrees to indemnify, defend and save harmless Tenant from and against any claim arising from any accident or injury to any person occurring in the Premises, in the Building or on the Site after the date that possession of the Premises is first delivered to Tenant and until the expiration or earlier termination of the Lease Term, to the extent such accident or injury results from the negligence of Landlord or Landlord's employees, agents or contractors provided, however that in no event shall the aforesaid indemnity render Landlord responsible or liable for any loss or damage to fixtures or personal property of Tenant and Landlord shall in no event be liable for any indirect or consequential damages; and provided, further, that the provisions of this Section shall not be applicable (i) to the holder of any mortgage now or hereafter on the Site or the Building (whether or not such holder shall be a mortgagee in possession of or shall have exercised any rights under a conditional, collateral or other

                                                                    Exhibit 10.9
     assignment of leases and/or rents respecting, the Site and/or Building) or
     (ii) any person acquiring title as a result of, or subsequent to, a foreclosure of any such mortgage or a deed in lieu of foreclosure, except to the extent of liability insurance maintained by the foregoing. The foregoing provisions of this Section 5.7(B) shall not be applicable to the matters set forth in Section 4.4 hereof.

5.8 That all of the furnishings, fixtures, equipment, effects and property of every kind, nature and description of Tenant and of all persons claiming by, through or under Tenant which, during the continuance of this Lease or any occupancy of the Premises by Tenant or anyone claiming under Tenant, may be on the Premises or elsewhere in the Building or on the Site, shall be at the sole risk and hazard of Tenant, and if the whole or any part thereof shall be destroyed or damaged by fire, water or otherwise, or by the leakage or bursting of water pipes, or other pipes, by theft or from any other cause, no part of said loss or damage is to be charged to or be borne by Landlord, except that Landlord shall in no event be indemnified or held harmless or exonerated from any liability to Tenant or to any other person, for any injury, loss, damage or liability to the extent such indemnity, hold harmless or exoneration is prohibited by law. Further, Tenant, at Tenant's expense, shall maintain at all times during the Term of this Lease insurance against loss or damage covered by the so-called "all risk" type insurance coverage with respect to Tenant's fixtures, equipment, goods, wares and merchandise, tenant improvements made by or paid for by Tenant, and other property of Tenant (collectively "Tenant's Property"). Such insurance shall be in an amount at least equal to the full replacement cost of Tenant's Property.

5.9 To permit Landlord and its agents to examine the Premises at reasonable times and, if Landlord shall so elect, to make any repairs or replacements Landlord may deem necessary (excluding the interior painting and cosmetic decoration permitted to be made by Tenant under and on the terms set forth in Section 3.3 hereof), to remove, at Tenant's expense, any alterations, addition, signs, curtains, blinds, shades, awnings, aerials, flagpoles, or the like not consented to in writing; and to show the Premises to prospective tenants during the nine (9) months preceding expiration of the Term and to prospective purchasers and mortgagees at all reasonable times. Except in the case of emergencies, such examination and entry shall be upon reasonable advance notice to Tenant and in accordance with Tenant's reasonable security requirements for entry into and examination of the Premises.

5.10 Not to place a load upon the Premises exceeding an average rate of 100 pounds of live load per square foot of floor area (partitions shall be considered as part of the live load); and not to move any safe, vault or other heavy equipment in, about or out of the Premises except in such manner and at such time as Landlord shall in each instance authorize;

                                                                    Exhibit 10.9
     Tenant's business machines and mechanical equipment which cause vibration or noise that may be transmitted to the Building structure or to any other space in the Building shall be so installed, maintained and used by Tenant so as to eliminate such vibration or noise.

5.11 To pay promptly when due all taxes which may be imposed upon Tenant's Property in the Premises to whomever assessed.

5.12 To comply with all applicable Legal Requirements now or hereafter in force which shall impose a duty on Landlord or Tenant relating or resulting solely from Tenant's use or occupancy of the Premises; provided that Tenant shall not be required to make any alterations or additions to the structure, roof, exterior and load bearing walls, foundation, structural floor slabs and other structural elements of the Building unless and only to the extent the same are required by such Legal Requirements solely as a result of Tenant's use or occupancy of the Premises beyond normal office use of space of this kind. Tenant shall promptly pay all fines, penalties and damages that may arise out of or be imposed because of its failure to comply with the provisions of this Section 5.12.

5.13 To pay as Additional Rent all reasonable costs, counsel and other fees incurred by Landlord in connection with the successful enforcement by Landlord of any obligations of Tenant under this Lease.


                                   ARTICLE VI
                                   ----------

                                 CASUALTY AND TAKING
                                 -------------------

6.1 In case during the Lease Term the Building or the Site are damaged by fire or other casualty and such fire or casualty damage cannot, in the ordinary course, reasonably be expected to be repaired within two hundred ten (210) days from the time that repair work would commence, Landlord may, at its election, terminate this Lease by notice given to Tenant within sixty (60) days after the date of such fire or other casualty, specifying the effective date of termination. The effective date of termination specified by Landlord shall not be less than thirty (30) days nor more than forty-five (45) days after the date of notice of such termination.

     In case during the Lease Term, the Premises are damaged by fire or other casualty and such fire or casualty damage cannot, in the ordinary course, reasonably be expected to be repaired within two hundred ten (210) days (and/or as to special work or work which requires long lead time then if such work cannot reasonably be expected to be repaired within such additional time as is reasonable under the circumstances given the nature of

                                                                    Exhibit 10.9
     the work) from the time that repair work would commence, Tenant may, at its election, terminate this Lease by notice given to Landlord within sixty
     (60) days after the date of such fire or other casualty, specifying the effective date of termination. The effective date of termination specified by Tenant shall be not less than thirty (30) days nor more than forty-five
     (45) days after the date of notice of such termination.

     For purposes of Sections 6.1 and 6.2, the repair work shall be deemed to have commenced on the first to occur of (i) the date of the issuance of a building permit by the Town of Lexington for such repair work and (ii) forty-five (45) days following the date of the fire or other casualty.

     Unless terminated pursuant to the foregoing provisions, this Lease shall remain in full force and effect following any such damage subject, however, to the following provisions.

     If the Building or the Site or any part thereof are damaged by fire or other casualty and this Lease is not so terminated, or Landlord or Tenant have no right to terminate this Lease, and in any such case the holder of any mortgage which includes the Building as a part of the mortgaged premises or any ground lessor of any ground lease which includes the Site as part of the demised premises allows the net insurance proceeds to be applied to the restoration of the Building (and/or the Site), Landlord shall, promptly after such damage and the determination of the net amount of insurance proceeds available, use due diligence to restore the Premises and the Building in the event of damage thereto (excluding Tenant's Property) substantially the same condition the Premises were in immediately prior to such fire or causality (excluding Tenant's Property and any alterations, additions or improvements constructed by Tenant) and a just proportion of the Annual Fixed Rent, Tenant's share of Operating Costs and Tenant's share of real estate taxes shall be abated commencing on the date of such fire or casualty according to the nature and extent of the injury to the Premises, until the Premises shall have been restored by Landlord substantially into such condition except for punch list items and long lead items. Notwithstanding anything herein contained to the contrary, Landlord shall not be obligated to expend for such repair and restoration any amount in excess of the net insurance proceeds.

     If such restoration is not completed within two hundred forty (240) days from the date that repair or restoration work actually commences, such period to be subject, however, to extension where the delay in completion of such work is due to causes beyond Landlord's reasonable control (but in no event beyond two hundred seventy (270) days from the date repair or restoration work actually commences), Tenant shall have the right to terminate this Lease at any time after the expiration of such two hundred forty (240)

                                                                    Exhibit 10.9
     day period (as extended), which right shall continue until the restoration is substantially completed. Such termination shall be effective as of the thirtieth (30th) day after the date of receipt by Landlord of Tenant's notice, with the same force and effect as if such date were the date originally established as the expiration date hereof unless, within thirty (30) days after Landlord's receipt of Tenant's notice, such restoration is substantially completed, in which case Tenant's notice of termination shall be of no force and effect and this Lease and the Lease Term shall continue in full force and effect.

6.2 Notwithstanding anything to the contrary contained in this Lease, if the Building or the Premises shall be substantially damaged by fire or casualty as the result of a risk not covered by the forms of casualty insurance at the time maintained by Landlord and such fire or casualty damage cannot, in the ordinary course, reasonably be expected to be repaired within ninety
     (90) days from the time that repair work would commence, Landlord may, at its election, terminate the Term of this Lease by notice to the Tenant given within thirty (30) days after such loss. If Landlord shall give such notice, then this Lease shall terminate as of the date of such notice with the same force and effect as if such date were the date originally established as the expiration date hereof.

6.3 If the entire Building, or such portion of the Premises as to render the balance (if reconstructed to the maximum extent practicable in the circumstances) unsuitable for Tenant's purposes, shall be taken by condemnation or right of eminent domain, Landlord or Tenant shall have the right to terminate this Lease by notice to the other of its desire to do so, provided that such notice is given not later than thirty (30) days after Tenant has been deprived of possession. If either party shall give such notice, then this Lease shall terminate as of the date of such notice with the same force and effect as if such date were the date originally established as the expiration date hereof.

     Further, if so much of the Building shall be so taken that continued operation of the Building would be uneconomic as a result of the taking, Landlord shall have the right to terminate this Lease by giving notice to Tenant of Landlord's desire to do so not later than thirty (30) days after Tenant has been deprived of possession of the Premises (or such portion thereof as may be taken). If Landlord shall give such notice, then this Lease shall terminate as of the date of such notice with the same force and effect as if such date were the date originally established as the expiration date hereof.

     Should any part of the Premises be so taken or condemned during the Lease Term hereof, and should this Lease not be terminated in accordance with the foregoing provisions, and the holder of any mortgage which includes the Premises as part of the mortgaged premises or any ground lessor of any ground lease which includes the Site as part of the demised premises allows the net condemnation proceeds to be applied to the restoration of the Building, Landlord agrees, after the determination of the net amount of

                                                                    Exhibit 10.9
     condemnation proceeds available to Landlord, to use due diligence to put what may remain of the Premises into proper condition for use and occupation as nearly like the condition of the Premises prior to such taking as shall be practicable (excluding Tenant's Property). Notwithstanding the foregoing, Landlord shall not be obligated to expend for such repair and restoration any amount in excess of the net condemnation proceeds.

     If the Premises shall be affected by any exercise of the power of eminent domain, then the Annual Fixed Rent, Tenant's share of operating costs and Tenant's share of real estate taxes shall be justly and equitably abated and reduced according to the nature and extent of the loss of use thereof suffered by Tenant; and in case of a taking which permanently reduces the Rentable Floor Area of the Premises, a just proportion of the Annual Fixed Rent, Tenant's share of operating costs and Tenant's share of real estate taxes shall be abated for the remainder of the Lease Term.

6.4 Landlord shall have and hereby reserves to itself any and all rights to receive awards made for damages to the Premises, the Building, the Complex and the Site and the leasehold hereby created, or any one or more of them, accruing by reason of exercise of eminent domain or by reason of anything lawfully done in pursuance of public or other authority. Tenant hereby grants, releases and assigns to Landlord all Tenant's rights to such awards, and covenants to execute and deliver such further assignments and assurances thereof as Landlord may from time to time request.

     Nothing contained herein shall be construed to prevent Tenant from prosecuting in any condemnation proceeding a claim for the value of any of Tenant's usual trade fixtures installed in the Premises by Tenant at Tenant's expense and for relocation and moving expenses, provided that such action and any resulting award shall not affect or diminish the amount of compensation otherwise recoverable by Landlord from the taking authority.



                                  ARTICLE VII
                                  -----------

                                    DEFAULT
                                    -------

7.1 (a) If at any time subsequent to the date of this Lease any one or more of the following events (herein sometimes called an "Event of Default") shall occur:

          (i) Tenant shall fail to pay the fixed rent, Additional Rent or other charges for which provision is made herein on or before the date on which the same become due and payable, and the same continues for five (5) days after

                                                                    Exhibit 10.9
               written notice from Landlord thereof, or

          (ii) Landlord having rightfully given the notice specified in subdivision (a) above twice in any calendar year, Tenant shall thereafter in the same calendar year fail to pay the fixed rent, Additional Rent or other charges on or before the date on which the same become due and payable, or,

         (iii) Tenant shall neglect or fail to perform or observe any other covenant herein contained on Tenant's part to be performed or observed and Tenant shall fail to remedy the same within thirty
               (30) days after written notice to Tenant specifying such neglect or failure, or if such failure is of such a nature that Tenant cannot reasonably remedy the same within such thirty (30) day period, Tenant shall fail to commence promptly to remedy the same and to prosecute such remedy to completion with diligence and continuity; or

          (iv) Tenant's leasehold interest in the Premises shall be taken on execution or by other process of law directed against Tenant; or

          (v) Tenant shall make an assignment for the benefit of creditors or shall file a voluntary petition in bankruptcy or shall be adjudicated bankrupt or insolvent, or shall file any petition or answer seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief for itself under any present or future Federal, State or other statute, law or regulation for the relief of debtors, or shall seek or consent to or acquiesce in the appointment of any trustee, receiver or liquidator of Tenant or of all or any substantial part of its properties, or shall admit in writing its inability to pay its debts generally as they become due; or

          (vi) A petition shall be filed against Tenant in bankruptcy or under any other law seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution, or similar relief under any present or future Federal, State or other statute, law or regulation and shall remain undismissed or unstayed for an aggregate of ninety (90) days (whether or not consecutive), or if any debtor in possession (whether or not Tenant) trustee, receiver or liquidator of Tenant or of all or any substantial part of its properties or of the Premises shall be appointed without the consent or acquiescence of Tenant and such appointment shall remain unvacated or unstayed for an aggregate of ninety (90) days (whether or not consecutive)--

                                                                    Exhibit 10.9
     then, and in any of said cases (notwithstanding any license of a former breach of covenant or waiver of the benefit hereof or consent in a former instance), Landlord lawfully may, immediately or at any time thereafter, and without demand or further notice terminate this Lease by notice to Tenant, specifying a date not less than ten (10) days after the giving of such notice on which this Lease shall terminate, and this Lease shall come to an end on the date specified therein as fully and completely as if such date were the date herein originally fixed for the expiration of the Lease Term (Tenant hereby waiving any rights of redemption), and Tenant will then quit and surrender the Premises to Landlord, but Tenant shall remain liable as hereinafter provided.

     (b) If this Lease shall have been terminated as provided in this Article, then Landlord may, in accordance with applicable laws, re-enter the Premises, either by force, summary proceedings, ejectment or otherwise, and remove and dispossess Tenant and all other persons and any and all property from the same, as if this Lease had not been made.

     (c) In the event that this Lease is terminated under any of the provisions contained in Section 7.1 (a) or shall be otherwise terminated by breach of any obligation of Tenant, Tenant covenants and agrees forthwith to pay and be liable for, on the days originally fixed herein for the payment thereof, amounts equal to the several installments of rent and other charges reserved as they would, under the terms of this Lease, become due if this Lease had not been terminated or if Landlord had not entered or re-entered, as aforesaid, and whether the Premises be relet or remain vacant, in whole or in part, or relet for a period less than the remainder of the Term, and for the whole thereof, but in the event the Premises be relet by Landlord, Tenant shall be entitled to a credit in the net amount of rent and other charges received by Landlord in reletting, after deduction of all expenses incurred in reletting the Premises (including, without limitation, remodeling costs, brokerage fees and the like), and in collecting the rent in connection therewith, in the following manner:

     Amounts received by Landlord after reletting shall first be applied against such Landlord's expenses, until the same are recovered, and until such recovery, Tenant shall pay, as of each day when a payment would fall due under this Lease, the amount which Tenant is obligated to pay under the terms of this Lease (Tenant's liability prior to any such reletting and such recovery not in any way to be diminished as a result of the fact that such reletting might be for a rent higher than the rent provided for in this Lease); when and if such expenses have been completely recovered, the amounts received from reletting by Landlord as have not previously been applied shall be credited against Tenant's obligations as of each day when a payment would fall due under this Lease, and only the net amount thereof shall be payable by Tenant. Further, amounts received by

                                                                    Exhibit 10.9
     Landlord from such reletting for any period shall be credited only against obligations of Tenant allocable to such period, and shall not be credited against obligations of Tenant hereunder accruing subsequent or prior to such period; nor shall any credit of any kind be due for any period after the date when the term of this Lease is scheduled to expire according to its terms.

     (d)(i) At any time after such termination and whether or not Landlord shall have collected any damages as aforesaid, Tenant shall pay to Landlord as liquidated final damages and in lieu of all other damages beyond the date of notice from Landlord to Tenant, at Landlord's election, such a sum as at the time of the giving of such notice represents the amount of the excess, if any, of the total rent and other benefits which would have accrued to Landlord under this Lease from the date of such notice for what would be the then unexpired Lease Term if the Lease terms had been fully complied with by Tenant over and above the then cash rental value (in advance) of the Premises for the balance of the Lease Term.

     (d)(ii) For the purposes of this Article, if Landlord elects to require Tenant to pay damages in accordance with the immediately preceding paragraph, the total rent shall be computed by assuming that Tenant's share of excess taxes, Tenant's share of excess operating costs and Tenant's share of excess electrical costs would be, for the balance of the unexpired Term from the date of such notice, the amount thereof (if any) for the immediately preceding annual period payable by Tenant to Landlord.

     (e) In case of any Event of Default, re-entry, dispossession by summary proceedings or otherwise, Landlord may (i) re-let the Premises or any part or parts thereof, either in the name of Landlord or otherwise, for a term or terms which may at Landlord's option be equal to or less than or exceed the period which would otherwise have constituted the balance of the Term of this Lease and may grant concessions or free rent to the extent that Landlord considers advisable or necessary to re-let the same and (ii) may make such alterations, repairs and decorations in the Premises as Landlord in its sole judgment considers advisable or necessary for the purpose of reletting the Premises; and the making of such alterations, repairs and decorations shall not operate or be construed to release Tenant from liability hereunder as aforesaid. Landlord shall use reasonable efforts to re-let the Premises after Tenant vacates the Premises (which shall be deemed satisfied by Landlord offering the Premises for lease either directly or through a commercial real estate leasing broker or brokerage firm) but the failure to re-let shall not give rise to any claim, action or counterclaim by Tenant nor release, limit, reduce or otherwise modify Tenant's liability. Also, Landlord shall in no event be liable in any way whatsoever for failure to re-let the Premises, or, in the event that the Premises are re-let, for failure to collect the rent under re-letting. Tenant hereby expressly waives any and all rights of

                                                                    Exhibit 10.9
     redemption granted by or under any present or future laws in the event of Tenant being evicted or dispossessed, or in the event of Landlord obtaining possession of the Premises, by reason of the violation by Tenant of any of the covenants and conditions of this Lease.

     (f) The specified remedies to which Landlord may resort hereunder are not intended to be exclusive of any remedies or means of redress to which Landlord may at any time be entitled lawfully, and Landlord may invoke any remedy (including the remedy of specific performance) allowed at law or in equity as if specific remedies were not herein provided for. Further, nothing contained in this Lease shall limit or prejudice the right of Landlord to prove and obtain in proceedings for bankruptcy or insolvency by reason of the termination of this Lease, an amount equal to the maximum allowed by any statute or rule of law in effect at the time when, and governing the proceedings in which, the damages are to be proved, whether or not the amount be greater, equal to, or less than the amount of the loss or damages referred to above.

7.2 Landlord shall in no event be in default in the performance of any of Landlord's obligations hereunder (i) unless and until Landlord shall have failed to perform such obligations within thirty (30) days, after written notice by Tenant to Landlord properly specifying wherein Landlord has failed to perform any such obligation or (ii) if such obligation cannot reasonably be performed within said thirty (30) day period, unless Landlord
     (a) fails to commence to perform such obligations within said thirty (30) day period and (b) fails to diligently and continuously pursue same to completion.


                                 ARTICLE VIII
                                 ------------

8.1 Tenant covenants and agrees that Tenant will not do or permit anything to be done in or upon the Premises, or bring in anything or keep anything therein, which shall invalidate or increase the rate of insurance on the Premises or on the Building above the standard rate applicable to premises being occupied for the use to which Tenant has agreed to devote the Premises; and Tenant further agrees that, in the event that Tenant shall do any of the foregoing, Tenant will promptly pay to Landlord, on demand, any such increase resulting therefrom, which shall be due and payable as Additional Rent thereunder, provided Landlord has previously notified Tenant in writing that Tenant's use or activities would or will result in an increase in Landlord's insurance or would or will result in an invalidation of Landlord's insurance covering the Property. Landlord hereby acknowledges that the "Permitted Use" (as defined in Section 1.1 hereof) does not invalidate, or increase the rate of, Landlord's insurance but Landlord makes no such statement as to Tenant's specific activities.

8.2 Failure on the part of Landlord or Tenant to complain of any action or non-action on the

                                                                    Exhibit 10.9


     part of the other, no matter how long the same may continue, shall never be a waiver by Tenant or Landlord, respectively, of any of its rights hereunder. Further, no waiver at any time of any of the provisions hereof by Landlord or Tenant shall be construed as a waiver of any of the other provisions hereof, and a waiver at any time of any of the provisions hereof shall not be construed as a waiver at any subsequent time of the same provisions. The consent or approval of Landlord or Tenant to or of any action by the other requiring such consent or approval shall not be construed to waive or render unnecessary Landlord's or Tenant's consent or approval to or of subsequent similar act by the other.

     No payment by Tenant, or acceptance by Landlord, of a lesser amount than shall be due from Tenant to Landlord shall be treated otherwise than as a payment on account. The acceptance by Landlord of a check for a lesser amount with an endorsement or statement thereon, or upon any letter accompanying such check, that such lesser amount is payment in full, shall be given no effect, and Landlord may accept such check without prejudice to any other rights or remedies which Landlord may have against Tenant.

8.3 The specific remedies to which Landlord may resort under the terms of this Lease are cumulative and are not intended to be exclusive of any other remedies or means of redress to which such party may be lawfully entitled at law or in equity in case of any breach or threatened breach by Tenant of any provisions of this Lease.

8.4 Tenant, subject to the terms and provisions of this Lease on payment of the rent and observing, keeping and performing all of the terms and provisions of this Lease on Tenant's part to be observed, kept and performed, shall lawfully, peaceably and quietly have, hold, occupy and enjoy the Premises during the Term, without hindrance or ejection by any persons lawfully claiming under Landlord to have title to the Premises superior to Tenant; the foregoing covenant of quiet enjoyment is in lieu of any other covenant, express or implied; and it is understood and agreed that this covenant and any and all other covenants of Landlord contained in this Lease shall be binding upon Landlord and Landlord's successors only with respect to breaches occurring during Landlord's or Landlord's successors' respective ownership of Landlord's interest hereunder, as the case may be.

     Further, Tenant specifically agrees to look solely to Landlord's then equity interest in the Building at the time owned, or in which Landlord holds an interest as ground lessee, for recovery of any judgment from Landlord; it being specifically agreed that neither Landlord (original or successor), nor any partner in or of Landlord, nor any beneficiary of any Trust of which any person holding Landlord's interest is Trustee, shall ever be personally liable for any such judgment, or for the payment of any monetary obligation to Tenant. The provision contained in the foregoing sentence is not intended to, and shall

                                                                    Exhibit 10.9

     not, limit any right that Tenant might otherwise have to obtain injunctive relief against Landlord or Landlord's successors in interest, or any action not involving the personal liability of Landlord (original or successor), any partner in or of Landlord, any successor Trustee to the persons named herein as Landlord, or any beneficiary of any Trust of which any person holding Landlord's interest is Trustee, to respond in monetary damages from Landlord's assets other than Landlord's equity interest aforesaid in the Building. In no event shall Landlord ever be liable to Tenant for any indirect or consequential damages suffered by Tenant from whatever cause.

8.5 After receiving written notice from any person, firm or other entity that it holds a mortgage which includes the Premises as part of the mortgaged premises, or that it is the ground lessor under a lease with Landlord, as ground lessee, which includes the Premises as a part of the demised premises, no notice from Tenant to Landlord shall be effective unless and until a copy of the same is given to such holder or ground lessor, and the curing of any of Landlord's defaults by such holder or ground lessor within the time period set forth in the Subordination, Non-Disturbance and Attornment Agreement between Tenant and such mortgagee or ground lessor shall be treated as performance by Landlord. For the purposes of this
     Section 8.5 or Section 8.15, the term "mortgage" includes a mortgage on a leasehold interest of Landlord (but not one on Tenant's leasehold interest).

8.6 With reference to any assignment by Landlord or Landlord's interest in this Lease, or the rents payable hereunder, conditional in nature or otherwise, which assignment is made to the holder of a mortgage or ground lease on property which includes the Premises, Tenant agrees:

          (a) That the execution thereof by Landlord, and the acceptance thereof by the holder of such mortgage or the ground lessor, shall never be treated as an assumption by such holder or ground lessor of any of the obligations of Landlord hereunder, unless such holder, or ground lessor, shall, by notice sent to Tenant, specifically otherwise elect; and

          (b) That, except as aforesaid, such holder or ground lessor shall be treated as having assumed Landlord's obligations hereunder only upon foreclosure of such holder's mortgage and the taking of possession of the Premises, or, in the case of a ground lessor, the assumption of Landlord's position hereunder by such ground lessor.

               In no event shall the acquisition of title to the Building and the land on which the same is located by a purchaser which, simultaneously therewith, leases the entire Building or such land back to the seller thereof be treated

                                                                    Exhibit 10.9
               as an assumption by such purchaser-lessor, by operation of law or otherwise, of Landlord's obligations hereunder, but Tenant shall look solely to such seller-lessee, and its successors from time to time in title, for performance of Landlord's obligations hereunder subject to the provisions of Section 8.4 hereof. In any such event, this Lease shall be subject and subordinate to the lease to such purchaser provided that such purchaser agrees to recognize the lease (including but not limited to the right of Tenant to use and occupy the Premises) upon the payment of rent and other charges payable by Tenant under this Lease and the performance by Tenant of Tenant's obligations under this Lease and provided that Tenant agrees to attorn to such purchaser. For all purposes, such seller-lessee, and its successors in title, shall be the landlord hereunder unless and until Landlord's position shall have been assumed by such purchaser-lessor.

8.7 No act or thing done by Landlord during the Lease Term shall be deemed an acceptance of a surrender of the Premises, and no agreement to accept such surrender shall be valid, unless in writing signed by Landlord. No employee of Landlord or of Landlord's agents shall have any power to accept the keys of the Premises prior to the termination of this Lease. The delivery of keys to any employee of Landlord or of Landlord's agents shall not operate as a termination of the Lease or a surrender of the Premises.

8.8 (A) Tenant warrants and represents that Tenant has not dealt with any broker, finder or other agent in connection with the consummation of this Lease other than the Recognized Brokers, if any, designated in Section 1.1 hereof; and in the event any claim is made against the Landlord relative to dealings by Tenant with brokers, finders or other agents other than the Recognized Brokers, if any, designated in Section 1.1 hereof, Tenant shall defend the claim against Landlord with counsel of Tenant's selection first approved by Landlord (which approval will not be unreasonably withheld) and save harmless and indemnify Landlord on account of loss, cost or damage which may arise by reason of such claim.

     (B) Landlord warrants and represents that Landlord has not dealt with any broker, finder or other agent in connection with the consummation of this Lease other than the Recognized Brokers, if any, designated in Section 1.1 hereof; and in the event any claim is made against the Tenant relative to dealings by Landlord with brokers, finders or other agents other than the Recognized Brokers, if any, designated in Section 1.1 hereof, Landlord shall defend the claim against Tenant with counsel of Landlord's selection and approved by tenant (which approval shall not be unreasonably withheld) and save harmless and indemnify Tenant on account of loss, cost or damage which may arise by reason of such claim. Landlord agrees that it shall be solely responsible for the payment

                                                                    Exhibit 10.9


     of brokerage commissions to the Recognized Brokers, if any, designated in
     Section 1.1 hereof.

8.9 If any term or provision of this Lease, or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this Lease shall be valid and be enforced to the fullest extent permitted by law.

8.10 The obligations of this Lease shall run with the land, and except as herein otherwise provided, the terms hereof shall be binding upon and shall inure to the benefit of the successors and assigns, respectively, of Landlord and Tenant and, if Tenant shall be an individual, upon and to his heirs, executors, administrators, successors and assigns. Each term and each provision of this Lease to be performed by Tenant shall be construed to be both a covenant and a condition. The reference contained to successors and assigns of Tenant is not intended to constitute a consent to subletting or assignment by Tenant.

8.11 Tenant agrees not to record the within Lease, but each party hereto agrees that simultaneously with the execution of this Lease, they will execute a so-called Notice of Lease in form recordable and complying with applicable law and reasonably satisfactory to both Landlord's and Tenant's attorneys. In no event shall such document set forth rent or other charges payable by Tenant under this Lease; and any such document shall expressly state that it is executed pursuant to the provisions contained in this Lease, and is not intended to vary the terms and conditions of this Lease.

8.12 Whenever, by the terms of this Lease, notice shall or may be given either to Landlord or to Tenant, such notice shall be in writing and shall be sent by registered or certified mail or delivered by a recognized same-day courier or delivered by a recognized overnight courier in any such case delivery charges or postage charges prepaid:

          If intended for Landlord, addressed to Landlord at the address set forth on the first page of this Lease (or to such other address or addresses as may from time to time hereafter be designated by Landlord by like notice) with a copy to Landlord, Attention: General Counsel.

          If intended for Tenant, addressed to Tenant at the address set forth on the second page of this Lease Attention: Chief Financial Officer except that from and after the Commencement Date the address of Tenant shall be the Premises (or to such other address or addresses as may from time to time hereafter be designated by Tenant by like notice) with a copy to Testa, Hurwitz & Thibeault, LLP, 125 High

                                                                    Exhibit 10.9


          Street Tower, Boston, Massachusetts 02110, Attention: Real Estate Department.

     Except as otherwise provided herein, all such notices shall be effective when received; provided, that (i) if receipt is refused, notice shall be effective upon the first occasion that such receipt is refused or (ii) if the notice is unable to be delivered due to a change of address of which no notice was given, notice shall be effective upon the date such delivery was attempted.

     Where provision is made for the attention of an individual or department, the notice shall be effective only if the wrapper in which such notice is sent is addressed to the attention of such individual or department.

     Time is of the essence with respect to any and all notices and periods for giving notice or taking any action thereto under this Lease.

8.13 Employees or agents of Landlord have no authority to make or agree to make a lease or any other agreement or undertaking in connection herewith. The submission of this document for examination and negotiation does not constitute an offer to lease, or a reservation of, or option for, the Premises, and this document shall become effective and binding only upon the execution and delivery hereof by both Landlord and Tenant. All negotiations, considerations, representations and understandings between Landlord and Tenant are incorporated herein and may be modified or altered only by written agreement between Landlord and Tenant, and no act or omission of any employee or agent of Landlord shall alter, change or modify any of the provisions hereof.

8.14 The titles of the Articles throughout this Lease are for convenience and reference only, and the words contained therein shall in no way be held to explain, modify, amplify or aid in the interpretation, construction or meaning of the provisions of this Lease.

8.15 This Lease shall be subject and subordinate to any mortgage now or hereafter on the Site and/or the Building, or both, and to each advance made or hereafter to be made under any mortgage, and to all renewals, modifications, consolidations, replacements and extensions thereof and all substitutions therefor provided and on the condition that the holder of such mortgage agrees to recognize the rights of Tenant under this Lease (including the right to use and occupy the Premises) upon the payment of rent and other charges payable by Tenant under this Lease and the performance by Tenant of Tenant's obligations hereunder in which event Tenant shall agree to attorn to such holder and its successors as landlord, all of which agreements shall be set forth in a subordination, non-disturbance and attornment agreement which shall be reasonably satisfactory to Tenant, any such mortgagee and Landlord. In confirmation of such subordination and recognition, Tenant

                                                                    Exhibit 10.9
     shall execute and deliver promptly such instruments of subordination and recognition in accordance with the preceding provisions of this Section
     8.15. In the event that any mortgagee or its respective successor in title shall succeed to the interest of Landlord, then, this Lease shall nevertheless continue in full force and effect and Tenant shall and does hereby agree to attorn to such mortgagee or successor and to recognize such mortgagee or successor as its landlord. If any holder of a mortgage which includes the Premises, executed and recorded prior to the date of this Lease, shall so elect, this Lease and the rights of Tenant hereunder, shall be superior in right to the rights of such holder, with the same force and effect as if this Lease had been executed, delivered and recorded, or a statutory Notice hereof recorded, prior to the execution, delivery and recording of any such mortgage. The election of any such holder shall become effective upon either notice from such holder to Tenant in the same fashion as notices from Landlord to Tenant are to be given hereunder and, if required or desired by such holder, by the recording in the appropriate registry or recorder's office of an instrument in which such holder subordinates its rights under such mortgage to this Lease. With respect to the existing mortgagee, not later than twenty-one (21) days following the execution of this Lease by both parties Landlord shall obtain a subordination, non-disturbance and attornment agreement from said mortgagee in the form of Exhibit H and which shall be executed by Landlord (if required), Tenant and such mortgagee.

8.16 Recognizing that Landlord may find it necessary to establish to third parties, such as accountants, banks, potential or existing mortgagees, potential purchasers or the like, the then current status of performance hereunder, Tenant, on the request of Landlord made from time to time, will promptly furnish to Landlord, or any existing or potential holder of any mortgage encumbering the Premises, the Building, and/or the Site or any potential purchaser of the Premises, the Building, and/or the Site (each an "Interested Party"), a statement of the status of any matter pertaining to this Lease, including, without limitation, acknowledgments that (or the extent to which) each party is in compliance with its obligations under the terms of this Lease. In addition, Tenant shall deliver to Landlord, or any Interested Party designated by Landlord, financial statements of Tenant and any guarantor of Tenant's obligations under this Lease, as reasonably requested by Landlord, including, but not limited to financial statements for the past three (3) years. Any such status statement or financial statement delivered by Tenant pursuant to this Section 8.16 may be relied upon by any Interested Party.

8.17 (A) If Tenant shall at any time default in the performance of any obligation under this Lease beyond applicable notice and cure period (except in the case of emergencies), Landlord shall have the right, but shall not be obligated, to enter upon the Premises and to perform such obligation notwithstanding the fact that no specific provision for such substituted performance by Landlord is made in this Lease with respect to such default.

                                                                    Exhibit 10.9
     In performing such obligation, Landlord may make any payment of money or perform any other act. All sums so paid by Landlord (together with interest at the rate of one and one-half percentage points over the then prevailing prime rate in Boston as set by The First National Bank of Boston) and all reasonable costs and expenses in connection with the performance of any such act by Landlord, shall be deemed to be Additional Rent under this Lease and shall be payable to Landlord immediately on demand. Landlord may exercise the foregoing rights without waiving any other of its rights or releasing Tenant from any of its obligations under this Lease.

     (B) In the event (a) Landlord fails to make such repairs as are required of Landlord under this Lease or to perform any other obligations of Landlord hereunder within thirty (30) days after written notice from Tenant to Landlord and to the holder of any mortgage on the Property of which Tenant has been given written notice by Landlord specifying the nature of such repairs or other obligations or (b) if such repairs or other obligations are of the type which cannot be made or performed within such thirty (30) days, then if Landlord or the holder of any such mortgage (at the option of such mortgagee) fails to (i) commence making such repairs within thirty
     (30) days after such written notice from Tenant and (ii) thereafter prosecute such repairs or other obligations to completion with due diligence given the nature of such repairs or other obligations or (c) if such repairs or other obligations if not performed would constitute an emergency and would result in material damage to person or property, Tenant may specify a shorter time period than thirty (30) days (but not less than ten (10) days) to Landlord and such mortgagee and if Landlord or such mortgagee (at the option of such mortgagee) fails to (i) commence making such repairs within such shorter time period and (ii) thereafter prosecute such repairs or other obligations to completion with due diligence given such emergency nature thereof, then thereafter at any time prior to Landlord's commencing such repairs or other obligations, Tenant may, but need not, make such repairs or perform such other obligations and may make a demand on Landlord for payment of the reasonable out of pocket cost thereof and Landlord shall pay the reasonable out of pocket cost thereof; provided, however, if within thirty (30) days after receipt of such demand, Landlord shall not have paid same, then Tenant shall have the right to bring suit in a court of competent jurisdiction in the Commonwealth of Massachusetts seeking payment of the sum so claimed in Tenant's demand. If Tenant shall be successful in any such court action then Landlord shall pay to Tenant Tenant's reasonable out of pocket legal fees actually incurred in connection with such litigation. However, in no event shall Tenant have the right to offset against, withhold or deduct from Annual Fixed Rent, or any Additional Rent or other charges payable under this Lease nor shall Landlord's failure to pay Tenant's demand be a default of Landlord or give Tenant the right to terminate this Lease, Tenant's right being to bring suit as aforesaid.

                                                                    Exhibit 10.9
8.18 Any holding over by Tenant after the expiration of the term of this Lease shall be treated as a tenancy at sufferance at one hundred and fifty percent (150%) of the rents and other charges herein (prorated on a daily basis) and shall otherwise be on the terms and conditions set forth in this Lease, as far as applicable; provided, however, that neither the foregoing nor any other term or provision of this Lease shall be deemed to permit Tenant to retain possession of the Premises or hold over in the Premises after the expiration or earlier termination of the Lease Term.

8.19 Any insurance carried by either party with respect to the Premises or property therein or occurrences thereon shall, if it can be so written without additional premium or with an additional premium which the other party agrees to pay, include a clause or endorsement denying to the insurer rights of subrogation against the other party to the extent rights have been waived by the insured prior to occurrence of injury or loss. Each party, notwithstanding any provisions of this Lease to the contrary, hereby waives any rights of recovery against the other for injury or loss due to hazards covered by such insurance to the extent of the indemnification received thereunder.

8.20 Tenant agrees that the security deposit specified in Section 1.1 hereof (the "Security Deposit") will be paid within ten (10) days after Tenant's execution and delivery of this Lease (time being of the essence). Subject to the following provisions of this Section, throughout the Term of this Lease (including any extension thereof) Landlord shall hold the same as security for the performance by Tenant of all obligations on the part of Tenant to be kept and performed under this Lease. The Security Deposit shall be in the form of an irrevocable, unconditional, negotiable letter of credit (the "Letter of Credit") issued by and drawn on a bank, and in a form reasonably acceptable to Landlord, which Letter of Credit shall permit one or more draws thereunder to be made accompanied only by certification by Landlord that pursuant to the terms of this Lease, Landlord is entitled to apply such Letter of Credit and the proceeds thereof to a default of Tenant or is otherwise entitled to receive the proceeds thereof under the terms and provisions of this Lease. Any such Letter of Credit shall be for a term of two (2) years (or for one (1) year if the issuer thereof regularly and customarily only issues letters of credit for a maximum term of one (1) year) and shall in either case be renewed by Tenant each year thereafter and each renewal shall be delivered to and received by Landlord not later than thirty (30) days before the expiration of the then current Letter of Credit (herein called a "Renewal Presentation Date"). In the event of a failure to so deliver such renewal Letter of Credit on or before the applicable Renewal Presentation Date, Landlord shall be entitled to present the then existing Letter of Credit for payment and to receive the proceeds thereof, which proceeds shall be held as Tenant's security deposit, subject to the terms of this Section 8.20. In no event shall the Letter of Credit expire sooner than thirty (30) days after the expiration of the Lease Term (as extended). Notwithstanding anything to the

                                                                    Exhibit 10.9
     contrary contained herein, Landlord shall have the right from time to time without prejudice to any other right or remedy Landlord may have on account thereof, to draw on all or any portion of such deposit held as a Letter of Credit and to apply the proceeds of such Letter of Credit or any cash held as such deposit, or any part thereof, to Landlord's damages arising from any default on the part of Tenant which default has continued beyond applicable notice and cure periods. If Landlord so applies all or any portion of the Security Deposit, Tenant shall within seven (7) days after notice from Landlord deliver cash or a Letter of Credit to Landlord in an amount sufficient to restore the Security Deposit to the full amount stated in Section 1.1.

     Tenant not then being in default and having performed all of its obligations under this Lease, including, without limitation, the payment of all Annual Fixed Rent, Landlord shall return the Security Deposit, or so much thereof as shall not have theretofore been applied or returned in accordance with the terms of this Section 8.20, to Tenant on the expiration or earlier termination of the Term of this Lease and the surrender of possession of the Premises by Tenant to Landlord in the condition required by this Lease at such time. Provided that on the third (3rd) anniversary of the Commencement Date (i) no Event of Default then exists and (ii) no event then exists which with the passage of time or the giving of notice or both would constitute an Event of Default and (iii) Landlord has not previously applied any portion of the Security Deposit in accordance with the terms of this Section or if Landlord has previously applied any portion thereof Tenant has not restored the Security Deposit account to its full amount, then on the third (3rd) anniversary of the Commencement Date Landlord and Tenant agree that the Security Deposit shall be reduced by $51,792.00 from $155,375.00 to $103,583.00 and to effectuate such reduction
     (i) Tenant shall deliver to Landlord a new Letter of Credit (complying with the foregoing requirements) in the amount of $103,583.00 which shall stand as the Security Deposit under this Lease and (ii) promptly thereafter Landlord shall return the existing Letter of Credit to Tenant.

     If Landlord conveys Landlord's interest under this Lease, the Security Deposit, or any part thereof not previously applied or returned, may be turned over by Landlord to Landlord's grantee, and, if so turned over, Tenant agrees to look solely to such grantee for proper application of the Security Deposit in accordance with the terms of this Section 8.20, and the return thereof in accordance herewith provided that Landlord gives Tenant written notice of such transfer of the Security Deposit to Landlord's grantee.

     Neither the holder of any mortgage nor the lessor in any ground lease on property which includes the Premises shall ever be responsible to Tenant for the return or application of the Security Deposit, or portion thereof not previously applied or returned, whether or not it succeeds to the position of Landlord hereunder, unless the Security Deposit, or portion

                                                                    Exhibit 10.9
     thereof not previously applied or returned, shall have been received in hand by such holder or ground lessor.

8.21 If Landlord shall not have received any payment or installment of rent within five (5) days the date (the "Due Date") on which the same first becomes payable under this Lease, the amount of such payment or installment shall bear interest from the Due Date through and including the date such payment or installment is received by Landlord, at a rate equal to the lesser of (i) the rate announced by The First National Bank of Boston from time to time as its prime or base rate (or if such rate is no longer available, a comparable rate reasonably selected by Landlord), plus two percent (2%), or (ii) the maximum applicable legal rate, if any. Such interest shall be deemed Additional Rent and shall be paid by Tenant to Landlord upon demand.

8.22 Provided and only so long as (i) there shall not have occurred an Event of Default (as defined in Section 7.1, (ii) this Lease is in full force and effect and (iii) Tenant has neither assigned this Lease nor sublet more than twenty five percent (25%) of the Rentable Floor Area of the Premises (except for an assignment or subletting permitted under Section 5.6.1 hereof), Landlord hereby agrees not to grant signage rights (other than signage located within the Building and a directory sign listing substantially all of the tenants in the Building as reasonably determined by Landlord) to any one (1) tenant leasing less than fifty thousand (50,000) square feet of rentable floor area in the Building (including expansion options) without granting to Tenant similar signage rights as determined by Landlord in its reasonable judgment.

     In the event that, pursuant to the foregoing paragraph, Landlord shall grant signage rights to Tenant, (i) the location, size, design and all other aspects and features of such sign and its erection and construction proposed by Tenant shall be subject to Landlord's approval not to be unreasonably withheld or delayed, (ii) Tenant's right to install such sign shall be subject to (a) the provisions of the Town of Lexington Zoning By-Law and other laws, by-laws, rules and regulations from time to time in effect and applicable and (b) Tenant obtaining and delivering to Landlord prior to erecting such sign and thereafter maintaining in full force and effect all permits, licenses and approvals respecting such sign (collectively "Sign Permits") at Tenant's sole cost and expense; and (iii) any such signage so approved by Landlord and for which Sign Permits have been issued shall be erected in a good and workmanlike manner, and shall be maintained by Tenant in good order and condition throughout the Lease Term and on the expiration or earlier termination of the Lease Term shall, at Landlord's sole election, be removed by Tenant with Tenant restoring the area and repairing any damage caused or resulting from such removal, all of the foregoing to be done, performed and observed at Tenant's sole cost and expense.

                                                                    Exhibit 10.9
     Tenant acknowledges, covenants and agrees that it only has right to signage on the limited terms and conditions set forth in the preceding two (2) paragraphs. The failure or inability of Tenant to obtain Landlord's approval hereunder and/or to obtain any Sign Permits or to otherwise comply with or satisfy the requirements of this Section shall not constitute a default of Landlord, shall not give Tenant any right to terminate this Lease and shall not give Tenant any right to any setoff, abatement or other reduction in Annual Fixed Rent or any Additional Rent.

     In the event Landlord, in its sole discretion, shall erect a monument type sign identifying tenants of the Building, Landlord shall include Tenant's name thereon.

8.23 Landlord shall use its best efforts to make arrangements with a third party contractor (the "Cafeteria Operator") for the operation of a cafeteria in the Building's common area during the Term of this Lease Monday through Friday from 7:00 A.M. to 11:00 A.M. and 11:30 A.M. TO 1:30 P.M. (except Saturdays, Sundays and holidays). The menu and method of operation shall be as determined by the Cafeteria Operator.

     Such cafeteria shall be for the use only of Tenant and other tenants, subtenants (and occupants) from time to time in the Building and their respective employees and business invitees as ancillary to the use of the Premises and other tenants', subtenants' (or occupants') premises for the conduct of the Permitted Use of Tenant and the permitted uses of such other tenants, subtenants (and occupants). In no event shall the cafeteria be open to the general public. Notwithstanding the foregoing, the operation of the cafeteria shall be subject to Landlord and the Cafeteria Operator obtaining and maintaining in full force and effect all licenses, permits, special permits, approvals and the like as shall be required pursuant to applicable governmental requirements respecting the use and operation of a cafeteria (collectively the "Cafeteria Approvals"). Landlord shall use best efforts to obtain or cause the Cafeteria Operator to obtain the Cafeteria Approvals. However, the failure of Landlord and/or the Cafeteria Operator to obtain and/or maintain the Cafeteria Approvals and/or to operate the Cafeteria shall not affect this Lease in any way and, without limitation, Tenant shall have no right to terminate this Lease and shall have no right to any abatement or other reduction of Annual Fixed Rent or Additional Rent.

                                                                    Exhibit 10.9
     All of the costs incurred in the operation, maintenance and repair of the Cafeteria including, but not limited to, the cost of electricity and other utilities to and for the Cafeteria, repairs, maintenance of equipment, insurance premiums respecting any insurance covering the Cafeteria operation, costs of permit, approval and license applications, renewals and similar charges, cleaning of the Cafeteria area and trash removal incurred in the operation of the Cafeteria shall be included in "Landlord's Operating Expenses" referred to in Section 2.6 (collectively the "Cafeteria Operating Expenses").

8.24 This Lease shall be governed exclusively by the provisions hereof and by the law of the Commonwealth of Massachusetts, as the same may from time to time exist.

     EXECUTED as a sealed instrument in two or more counterparts each of which shall be deemed to be an original.

                                       LANDLORD:


WITNESS:                               By
                                         -----------------------------------
                                         EDWARD H. LINDE, AS TRUSTEE OF
                                         91 HARTWELL AVENUE TRUST FOR
--------------------------               HIMSELF AND CO-TRUSTEE BUT NOT
                                         INDIVIDUALLY



                      (Signatures continued on next page.)

                                                                    Exhibit 10.9
                                       TENANT:

                                       WORKGROUP TECHNOLOGY CORPORATION


                                       By
                                         -------------------------------------
                                       Name
                                           -----------------------------------
ATTEST:                                Title   PRESIDENT (OR VICE PRESIDENT)
                                            ----------------------------------
                                       HERETO DULY AUTHORIZED

---------------------------------
Name
    -----------------------------      By
Title  Secretary                         -------------------------------------
     ----------------------------      Name
       (Assistant Secretary)               -----------------------------------
                                       Title TREASURER
                                            ----------------------------------
                                             (OR ASSISTANT TREASURER)
                                            ----------------------------------

                                             HERETO DULY AUTHORIZED

                                                   (CORPORATE SEAL)

                                                                    Exhibit 10.9
                                   EXHIBIT A
                                   ---------


     That certain parcel of land situate in Lexington in the County of Middlesex and Commonwealth of Massachusetts, described as follows:

          SOUTHEASTERLY  by Hartwell Avenue, two hundred thirty-seven and 47/100 feet;

          SOUTHEASTERLY  by a curving line forming the junction of said Hartwell
                         Avenue and Hartwell Place, as shown on plan hereinafter mentioned, thirty-nine and 27/100 feet;

          SOUTHWESTERLY  five hundred thirty-two and 23/100 feet, and

          SOUTHWESTERLY, SOUTHERLY and SOUTHEASTERLY one hundred ninety and 25/100 feet, by said Hartwell Place;

          SOUTHERLY  by lot 9 on said plan, three hundred seventy-four and
                         57/100 feet;

          SOUTHWESTERLY  three hundred sixty-seven and 65/100 feet;

          NORTHWESTERLY thirty-one and 12/100 feet, and

          NORTHWESTERLY again, eight hundred ninety and 63/100 feet, by land now or formerly of The United States of
                        America;

          NORTHEASTERLY  by said United States of America land and by land now or formerly of John W. O('Connor et al, nine hundred thirty-three and 87/100 feet.

     Said parcel is shown as lot 10 on said plan, (Plan No.31330/D/).

     All of said boundaries are determined by the Court to be located as shown on a subdivision plan, as approved by the Court, filed in the Land Registration Office, a copy of which is filed in the Registry of Deeds for the South Registry District of Middlesex County in Registration Book 835, Page 146, with Certificate 141096.

     The above described land is subject to and has the benefit of the ditches as approximately

                                                                    Exhibit 10.9
shown on said plan at date of original decree, (May 17, 1963).

                                                                    Exhibit 10.9
     So much of the above described land as is included within the area marked "Tennessee Gas Transmission Company Easement 30' wide" is subject to the easements set forth in a taking by the Northeastern Gas Transmission Company, dated July 13, 1951 and duly recorded in Book 7772, Page 162.

     The above described land is subject to an Avigation Easement set forth in a Declaration of Taking by the United States of America dated February 12, 1954 recorded with the Middlesex South District Registry of Deeds in Book 8219, Page 421 and more particularly shown as "Avigation Easement A-130E-1" on Plan No. 31330-D (referred to above).

     The above described land is subject to an Order by the Town of Lexington for construction of water main in Hartwell Avenue, Document No. 461902 as affected by Certificate for Dissolving Betterments filed as Document No. 499500.

     The above described land is subject to a Grant of Easement from Wilbur C. Nylander et al Trs. to the Town of Lexington to construct and maintain sewer in Hartwell Place, Document No. 508567.

     The above described land is subject to a grant of Easement over 20 feet wide drain easement (i) for the benefit of lot 9 in common with others entitled thereto, set forth in Document 511666 and (ii) set forth in Document No. 479843 for the benefit of lot 7 shown on plan recorded with said Document No. 479843.

     The above described land is subject to a Taking of easement by the Town of Lexington in Hartwell Place, Document No. 544200.

     The above described land is subject to and has the benefit of a Grant of Easement and Reservation from Wilbur C. Nylander et al Trs. to the Town of Lexington for conservation purposes, Document No. 616453.

     The above described land is subject to and has the benefit of the following:

          A. Order of Conditions issued by the Town of Lexington Conservation Commission filed as Document No. 616456 as extended by Extension Permits issued by said Conservation Commission filed as Document Nos. 627154, 635069, 655552 and 669180.

          B. Decision of the Town of Lexington Board of Appeals filed as Document No. 616457.

                                                                    Exhibit 10.9
          C. Decision of the Town of Lexington Board of Appeals filed as Document No. 616458.

          D. Decision of the Town of Lexington Board of Appeals filed as Document No. 616459.

          E. Decision of the Town of Lexington Board of Appeals filed as Document No. 634489.

          F. Decision of the Town of Lexington Board of Appeals filed as Document No. 646344.

          G. Decision of the Town of Lexington Board of Appeals filed as Document No. 646345.

          H. Decision of the Town of Lexington Board of Appeals filed as Document No. 646346.

     The above described land is subject to an Easement granted to Boston Edison Company filed as Document No. 672152.

     The above described land is subject to such other easements, agreements and matters of record, if any, insofar as in force and applicable.

                                                                    Exhibit 10.9
                                   Exhibit B
                                   ---------

                       Description of Base Building Work


 .    New entry brick walkway into the main entrance of the Building.

 .    General parking lot upgrade, including a new drop off at main entrance.

 .    New lobby improvements.

 .    Cosmetic upgrades to all building common areas including bathrooms, elevator cabs and common corridors and stairways.

 .    A new cafeteria.

 .    Showers and lockers in the first floor bathrooms.

                                                                    Exhibit 10.9
EXHIBIT C
---------

                                 LANDLORD SERVICES


I.  CLEANING:
    ---------

       Cleaning and janitor services as provided below:

       A.    Office Areas:
             -------------

             Daily:  (Monday through Friday, inclusive, holidays excepted).
             ------

             1. Empty all waste receptacles and ashtrays and remove waste material from the Premises; wash receptacles as necessary.

             2. Sweep and dust mop all uncarpeted areas using a dust-treated mop.

             3.   Vacuum all rugs and carpeted areas.

             4. Hand dust and wipe clean with treated cloths all horizontal surfaces, including furniture, office equipment, window sills, door ledges, chair rails, and convector tops, within normal reach.

             5.   Wash clean all water fountains and sanitize.

             6. Move and dust under all desk equipment and telephones and replace same (but not computer terminals, specialized equipment or other materials).

             7.   Wipe clean all chrome and other bright work.

             8.   Hand dust grill work within normal reach.

             9. Main doors to premises shall be locked and lights shut off upon completion of cleaning.

             Weekly:
             -------

             1.   Dust coat racks and the like.

             2.   Spot clean entrance doors, light switches and doorways.

                                                                    Exhibit 10.9
             Quarterly:
             ----------

             1.   Render high dusting not reached in daily cleaning to include:

                  a) dusting all pictures, frames, charts, graphs and similar wall hangings.

                  b) dusting of all vertical surfaces, such as walls, partitions, doors and door frames, etc.

                  c)   dusting all pipes, ducts and moldings.

                  d)   dusting of all vertical blinds.

                  e) dust all ventilating, air conditioning, louvers and grills.

             2.   Spray buff all resilient floors.


       B.    LAVATORIES:
             -----------

             Daily:  (Monday through Friday, inclusive, holidays excepted).
             ------

             1.   Sweep and damp mop.

             2. Clean all mirrors, powder shelves, dispensers and receptacles, bright work, flushometers, piping and toilet seat hinges.

             3.   Wash both sides of all toilet seats.

             4.   Wash all basins, bowls and urinals.

             5.   Dust and clean all powder room fixtures.

             6.   Empty and clean paper towel and sanitary disposal receptacles.

             7.   Remove waste paper and refuse.

             8. Refill tissue holders, soap dispensers, towel dispensers, sanitary dispensers; materials to be furnished by Landlord.



             Monthly:
             --------

             1.   Machine scrub lavatory floors.

             2.   Wash all partitions and tile walls in lavatories.

                                                                    Exhibit 10.9

             3.   Dust all lighting fixtures and grills in lavatories.


       C.    MAIN LOBBIES, ELEVATORS, STAIRWELLS AND COMMON CORRIDORS:
             ---------------------------------------------------------

             Daily:  (Monday through Friday, inclusive, holidays excepted).
             ------

             1. Sweep and damp mop all floors, empty and clean waste receptacles, dispose of waste.

             2. Clean elevators, wash or vacuum floors, wipe down walls and doors.

             3.   Spot clean any metal work inside lobbies.

             4.   Spot clean any metal work surrounding building entrance doors.

             5.   Sweep all stairwells and dust handrails.

             Monthly:
             --------

             1.   All resilient tile floors in public areas to be spray buffed.

       D.    WINDOW CLEANING:
             ----------------

             All exterior windows shall be washed on the inside and outside surfaces no less than three (3) times per year.


II.  HVAC:
     -----

       A. Heating, ventilating and air conditioning equipment will be provided with sufficient capacity to accommodate a maximum population density of one (1) person per one hundred fifty (150) square feet of useable floor area served, and a combined lighting and standard electrical load of 3.0 watts per square foot of useable floor area. In the event Tenant introduces into the Premises personnel or equipment which overloads the system's ability to adequately perform its proper functions, Landlord shall so notify Tenant in writing and supplementary system(s) may be required and installed by Landlord at Tenant's expense, if within fifteen (15) days Tenant has not modified its use so as not to cause such overload.

             Operating criteria of the basic system are in accordance with the Massachusetts Energy Code and shall not be less than the following:

             i) Cooling season indoor conditions of not in excess of 78 degrees Fahrenheit when outdoor conditions are 91 degrees Fahrenheit drybulb and 73 degrees Fahrenheit wetbulb.

                                                                    Exhibit 10.9

             ii) Heating season minimum room temperature of 72 degrees Fahrenheit when outdoor conditions are 6 degrees Fahrenheit drybulb.

       B. Landlord shall provide heating, ventilating and air conditioning as normal seasonal charges may require during Normal Building Operating Hours (8:00 a.m. to 6:00 p.m., Monday through Friday, and 8:00 a.m. to 1:00 p.m. on Saturdays, legal holidays in all cases excepted).

             If Tenant shall require air conditioning (during the air conditioning season) or heating or ventilating during any season outside Normal Building Operating Hours, Landlord shall use landlord's best efforts to furnish such services for the area or areas specified by written request of Tenant delivered to the Building Superintendent or the Landlord before 3:00 p.m. of the business day preceding the extra usage. For such services, Tenant shall pay Landlord, as additional rent, upon receipt of billing, a sum equal to the cost incurred by Landlord.

III.  ELECTRICAL SERVICES:
      --------------------

       A. Landlord shall provide electric power for a combined load of 3.0 watts per square foot of useable area for lighting and for office machines through standard receptacles for the typical office space.

       B. Landlord, at its option, may require separate metering and direct billing to Tenant for the electric power required for any special equipment (such as computers and reproduction equipment) that requires either 3-phase electric power or any voltage other than 120, or for any other usage in excess of 3.0 watts per square foot.

       C. Landlord will furnish and install, at Tenant's expense, all replacement lighting tubes, lamps and ballasts required by Tenant. Landlord will clean lighting fixtures on a regularly scheduled basis at Tenant's expense.

IV.  ELEVATORS:
     ----------

       Provide passenger elevator service.

V.  WATER:
    ------

       Provide hot water for lavatory purposes and cold water for drinking, lavatory and toilet purposes.

VI.  CARD ACCESS SYSTEM:
     -------------------

       Landlord will provide a card access system at one entry door of the building.

                                                                    Exhibit 10.9

                                                                    Exhibit 10.9

                                   EXHIBIT E
                                   ---------

              DECLARATION AFFIXING THE COMMENCEMENT DATE OF LEASE
              ---------------------------------------------------


     THIS AGREEMENT made this ____ day of ___________, 1996, by and between MORTIMER B. ZUCKERMAN AND EDWARD H. LINDE, TRUSTEES OF 91 HARTWELL AVENUE TRUST under Declaration of Trust dated September 28, 1981 filed the Middlesex South Registry District of the Land Court as Document No. 616453 as amended by instruments dated December 10, 1984 and April 17, 1991 respectively filed with said Registry District as Document Nos. 675674 and 844541 but not individually
(hereinafter "Landlord") and WORKGROUP TECHNOLOGY __________       (hereinafter
"Tenant").


                        W I T N E S S E T H  T H A T :
                        - - - - - - - - - -  - - - - -

     1. This Agreement is made pursuant to Section 2.4 of that certain Lease dated May __, 1996 between the parties aforenamed as Landlord and Tenant (the "Lease").

     2. It is hereby stipulated that the Lease Term commenced on ____________ __, 1996, (being the "Commencement Date" under the Lease), and shall end and expire on ___________ __, 2001__, unless sooner terminated or extended, as provided for in the Lease.

     3. Tenant hereby acknowledges and agrees with Landlord that on the Commencement Date the Premises complied with all of the requirements of Article III of the Lease and that the Landlord satisfied all of its obligations under said Article III. [NOTE: IF, AT THE TIME THIS INSTRUMENT IS EXECUTED, LANDLORD HAS NOT COMPLETED THE PUNCH LIST ITEMS OR LONG LEAD ITEMS THIS FACT IS TO BE SO SPECIFIED.]

     WITNESS the execution hereof under seal by persons hereunto duly authorized, the date first above written.

WITNESS:                       LANDLORD:


-----------------              ------------------------------------------------
                               EDWARD H. LINDE, AS TRUSTEE OF
                               91 HARTWELL AVENUE TRUST FOR HIMSELF
                               AND CO-TRUSTEE, BUT NOT INDIVIDUALLY

                                                                    Exhibit 10.9

                       Signatures continued on next page

                                                                    Exhibit 10.9
                               TENANT:
                               WORKGROUP TECHNOLOGY CORPORATION
ATTEST:

                               By:
                                  ----------------------------------------------
-------------------------      Name:
Name:                               --------------------------------------------
     --------------------      Title:
Title:                               -------------------------------------------
      -------------------            HEREUNTO DULY AUTHORIZED


                                            (CORPORATE SEAL)



                         COMMONWEALTH OF MASSACHUSETTS


COUNTY OF SUFFOLK                                     ________ ___, 1996


    Then personally appeared before me the above-named Edward H. Linde, Trustee as aforesaid, and made oath that the foregoing instrument is his free act and deed.


                                      ---------------------------------------
                                      NOTARY PUBLIC

                                      My Commission Expires:

                                      ----------------------

                                                                    Exhibit 10.9
                         COMMONWEALTH OF MASSACHUSETTS


COUNTY OF _____________                         _______ ___, 1996


    Then personally appeared before me the above-named _______________, the ________________, of WORKGROUP TECHNOLOGY CORPORATION and acknowledged the foregoing instrument to be the free act and deed of said corporation.


                                      ----------------------------------------
                                      NOTARY PUBLIC

                                      My Commission Expires:

                                      ----------------------

                                                                    Exhibit 10.9
                                   EXHIBIT G
                                   ---------

                BROKER DETERMINATION OF PREVAILING MARKET RENT
                ----------------------------------------------


     Where in the Lease to which this Exhibit is attached provision is made for a Broker Determination of Prevailing Market Rent, the following procedures and requirements shall apply:

1.   Tenant's Request.  Tenant shall send a notice to Landlord by the time set
     ----------------
     for such notice in the applicable section of the Lease, requesting a Broker Determination of the Prevailing Market Rent, which notice to be effective must (i) make explicit reference to the Lease and to the specific section of the Lease pursuant to which said request is being made, (ii) include the name of a broker selected by Tenant to act for Tenant, which broker shall be affiliated with a major Boston commercial real estate brokerage firm selected by Tenant and which broker shall have at least ten (10) years experience dealing in properties of a nature and type generally similar to the Building located in the Boston West Suburban Market, and (iii) explicitly state that Landlord is required to notify Tenant within twenty
     (20) days of an additional broker selected by Landlord.

2.   Landlord's Response.  Within twenty (20) days after Landlord's receipt of
     -------------------
     Tenant's notice requesting the Broker Determination and stating the name of the broker selected by Tenant, Landlord shall give written notice to Tenant of Landlord's selection of a broker having at least the affiliation and experience referred to above.

3.   Selection of Third Broker.  Within ten (10) days thereafter the two (2)
     -------------------------
     brokers so selected shall select a third such broker also having at least the affiliation and experience referred to above.

4.   Rental Value Determination.  Within thirty (30) days after the selection of
     --------------------------
     the third broker, the three (3) brokers so selected, by majority opinion, shall make a determination of the annual fair market rental value of the Premises for the period referred to in the Lease. Such annual fair market rental value determination (x) may include provision for annual increases in rent during said term if so determined, (y) shall take into account the as-is condition of the Premises and (z) shall take account of, and be expressed in relation to, the tax and operating cost bases and provisions for paying for so-called tenant electricity as contained in the Lease. The brokers shall advise Landlord and Tenant in writing by the expiration of said thirty (30) day period of the annual fair market rental value which as so determined shall be referred to as the Prevailing Market Rent.

5.   Resolution of Broker Deadlock.  If the Brokers are unable to agree at least
     -----------------------------
     by majority on

                                                                    Exhibit 10.9
     a determination of annual fair market rental value, then the brokers shall send a notice to Landlord and Tenant by the end of the thirty (30) day period for making said determination setting forth their individual determinations of annual fair market rental value, and the highest such determination and the lowest such determination shall be disregarded and the remaining determination shall be deemed to be the determination of annual fair market rental value and shall be referred to as the Prevailing Market Rent.

6.   Costs.  Each party shall pay the costs and expenses of the broker selected
     -----
     by it and each shall pay one half (1/2) of the costs and expenses of the Third Broker.

7.   Failure to Select Broker or Failure of Broker to Serve.  If Tenant shall
     ------------------------------------------------------
     have requested a Broker Determination and Landlord shall not have designated a broker within the time period provided therefor above, then Tenant's Broker shall alone make the determination of Prevailing Market Rent in writing to Landlord and Tenant within thirty (30) days after the expiration of Landlord's right to designate a broker hereunder. If Tenant and Landlord have both designated brokers but the two brokers so designated do not, within a period of ten (10) days after the appointment of the second broker, agree upon and designate the Third Broker willing so to act, the Tenant, the Landlord or either broker previously designated may within ten (10) days after the expiration of said ten (10) day period request the Greater Boston Real Estate Board, Inc. (herein called the "Real Estate Board") to designate the Third Broker willing so to act and a broker so appointed shall, for all purposes, have the same standing and powers as though he had been timely appointed by the brokers first appointed. Such broker shall be appointed within ten (10) days after the Board's receipt of such a report. In case of the inability or refusal to serve of any person designated as a broker, or in case any broker for any reason ceases to be such, a broker to fill such vacancy shall be appointed by the Tenant, the Landlord, the brokers first appointed or the Real Estate, as the case may be, whichever made the original appointment, or if the person who made the original appointment fails to fill such vacancy, upon application (made within five (5) days after the event necessitating such application) of any broker who continues to act or by the Landlord or Tenant such vacancy may be filled by the Real Estate Board and any broker so appointed to fill such vacancy shall have the same standing and powers as though originally appointed provided such vacancy is filled within ten (10) days after such vacancy otherwise the foregoing provisions will apply.

                                                                    Exhibit 10.9
                                   EXHIBIT H
                                   ---------

            SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT


          THIS AGREEMENT is made as of this ______ day of ____________, 1996 by and among CONNECTICUT GENERAL LIFE INSURANCE COMPANY, a Connecticut corporation having its principal office and place of business at 900 Cottage Grove Road, Bloomfield, Connecticut 06002 ("Lender"), MORTIMER B. ZUCKERMAN and EDWARD H. LINDE as Trustees of 91 HARTWELL AVENUE TRUST under Declaration of Trust dated September 28, 1981 filed with the Middlesex South Registry District as Document No. 616455 as amended by instruments dated December 10, 1984 and April 17, 1991 respectively filed with said Registry District as Document Nos. 675674 and 844541,but not individually, whose address is c/o Boston Properties, 8 Arlington Street, Boston, Massachusetts 02116 ("Landlord), and WORKGROUP TECHNOLOGY CORPORATION, a Delaware corporation ("Tenant").



                                  WITNESSETH:

     WHEREAS, Tenant has entered into a certain lease (the "Lease") dated July __, 1996 with Landlord covering premises (the "Premises") within a certain building known as 91 Hartwell Avenue located in the Town of Lexington, Middlesex County, Massachusetts on the real property more particularly described in Exhibit "A" attached hereto and incorporated herein; and

          WHEREAS, Lender has made a loan (the "Loan") to Landlord which is evidenced by a promissory note issued by Landlord to Lender (the "Note") and secured by a Mortgage and Security Agreement (the "Mortgage") and by an Assignment of Rents and Leases (the "Assignment") encumbering, inter alia, the Premises; and

          WHEREAS, Tenant acknowledges that the recorded Mortgage constitutes a lien or charge upon the Premises which is unconditionally prior and superior to the Lease and the leasehold interest of Tenant thereunder; and

          WHEREAS, Lender has been requested by Tenant and by Landlord to enter into a non-disturbance agreement with Tenant;

          NOW, THEREFORE, in consideration of the premises and mutual covenants hereinafter contained, the parties hereto mutually covenant and agree as follows:

                                                                    Exhibit 10.9
1. The Lease and any extensions, renewals, replacements or modifications thereof, and all of the right, title and interest of Tenant thereunder in and to the Premises are and shall be subject and subordinate to the Mortgage and to all of the terms and conditions contained therein, and to any renewals, modifications, replacements consolidations and extensions thereof.

2. Lender consents to the Lease and in the event Lender comes into possession of or acquires title to the Premises as a result of the foreclosure or other enforcement of Mortgage or the Note, or as a result of any other means, Lender agrees that, so long as Tenant is not then in default hereunder or under the Lease beyond applicable cure periods, Lender will recognize the Lease and will not disturb Tenant in its possession of the Premises for any reason other than one which would entitle Landlord to terminate the Lease under its terms or would cause, without any further action by Landlord, the termination of the Lease or would entitle Landlord to dispossess Tenant from the Premises.

3. Tenant agrees with Lender that if the interests of Landlord in the Premises shall be transferred to and owned by Lender by reason of foreclosure or other proceedings brought by it, or any other manner, or shall be conveyed thereafter by Lender or shall be conveyed pursuant to a foreclosure sale of the Premises, Tenant shall be bound to Lender under all of the terms, covenants and conditions of the Lease for the balance of the term thereof remaining and any extensions or renewals thereof which may be effected in accordance with any option therefor in the Lease, with the same force and effect as if Lender were the landlord under the Lease, and Tenant does hereby attorn to Lender as its landlord, said attornment to be effective and self-operative without the execution of any further instruments on the part of any of the parties hereto immediately upon Lender succeeding to the interest of Landlord in the Premises. Tenant agrees, however, upon the election of and written demand by Lender within twenty (20) days after Lender receives title to the Premises, to execute an instrument in confirmation of the foregoing provisions, satisfactory to Lender, in which Tenant shall acknowledge such attornment and shall set forth the terms and conditions of its tenancy.

4. Tenant agrees with Lender that if Lender shall succeed to the interest of Landlord under the Lease, Lender shall not be (a) liable for any action or omission of any prior landlord under the Lease, or (b) subject to any offsets or defenses which Tenant might have against any prior landlord, or
     (c) bound by any rent or additional rent which Tenant might have paid for more than the current month to any prior landlord, or (d) bound by any security deposit which Tenant may have paid to any prior landlord, unless such deposit is in an escrow fund available to Lender, or (e) bound by any amendment or modification of the

                                                                    Exhibit 10.9
     Lease made without Lender's written consent, or (f) bound by any notice of termination given by Landlord to Tenant without Lender's written consent thereto, or (g) personally liable under the Lease and Lender's liability under the Lease shall be limited to the ownership interest of Lender in the Premises.

5. In the event that Landlord shall default in the performance or observance of any of the terms, conditions or agreements in the Lease, Tenant shall give written notice thereof to Lender and Lender shall have the right (but not the obligation) to cure such default. Tenant shall not take any action with respect to such default under the Lease, including, without limitation, any action in order to terminate, rescind or void the Lease or to withhold any rental thereunder, for a period of 10 days after receipt of such written notice by Lender with respect to any such default capable of being cured by the payment of money and for a period of 30 days after receipt of such written notice by Lender with respect to any other such default (provided that in the case of any default which cannot be cured by the payment of money and cannot with diligence be cured within such 30-day period because of the nature of such default or because Lender requires time to obtain possession of the Premises in order to cure the default, if Lender shall proceed promptly to attempt to obtain possession of the Premises, where possession is required, and to cure the same and thereafter shall prosecute the curing of such default with diligence and continuity, then the time within which such default may be cured shall be extended for such period as may be necessary to complete the curing of the same with diligence and continuity).

6. Landlord has agreed in the Mortgage and in the Assignment that the rentals payable under the Lease shall be paid directly by Tenant to Lender upon the occurrence of a default by Landlord under the Mortgage. Accordingly, after notice is given by Lender to Tenant that the rentals under the Lease should be paid to Lender, Tenant shall pay to Lender, or in accordance with the directions of Lender, all rentals and other moneys due and to become due to Landlord under the Lease, or amounts equal thereto. Tenant shall have no responsibility to ascertain whether such demand by Lender is permitted under the Mortgage or the Assignment. Landlord hereby waives any right, claim or demand it may now or hereafter have against Tenant by reason of such payment to Lender, and any such payment to Lender shall discharge the obligations of Tenant to make such payment to Landlord.

7.   Tenant declares, agrees and acknowledges that:

     a. Lender, in making disbursements pursuant to any agreement relating to the Loan, is under no obligation or duty to, nor has Lender represented that it will, see to the application of such proceeds by the person or persons to whom Lender disburses such proceeds, and any application or use of such proceeds other than those provided for in such agreement shall not defeat the subordination herein made in

                                                                    Exhibit 10.9
          whole or in part; and

     b. it intentionally and unconditionally subordinates the Lease and its leasehold interest thereunder in favor of the lien or charge upon said land of the Mortgage, and that in consideration of this subordination, specific loans and advances are being and will be made by Lender to Landlord and, as part and parcel thereof, specific monetary and other obligations are being and will be entered into by Landlord and Lender which would not be made or entered into but for said reliance upon this subordination.

8. This agreement shall bind and inure to the benefit of the parties hereto, their successors and assigns. As used herein, the term "Tenant" shall include Tenant, its successors and assigns; the words "foreclosure" and "foreclosure sale" as used herein shall be deemed to include the acquisition of Landlord's estate in the Premises by voluntary deed (or assignment) in lieu of foreclosure; and the word "Lender" shall include the Lender herein specifically named and any of its successors, participants and assigns, including but not limited to anyone who shall have succeeded to Landlord's interest in the Premises by, through or under foreclosure of the Mortgage and any purchaser at or subsequent to foreclosure.

9. All notices, consents and other communications pursuant to the provisions of this Agreement shall be in writing and shall be sent by registered or certified mail, return receipt requested, or by a reputable commercial overnight carrier that provides a receipt, such as Federal Express or Airborne, and shall be addressed as follows and shall be deemed given when received except where delivery is refused in which case notice shall be deemed given on the date delivery is first attempted and refused:

     If to Lender:                  CIGNA Investments, Inc.
                                    c/o CIGNA Investment Group
                                    900 Cottage Grove Road
                                    Bloomfield, Connecticut 06002
                                    Attn:  Real Estate Investment Services

     with a copy to:                CIGNA Corporation
                                    900 Cottage Grove Road
                                    Bloomfield, Connecticut 06002
                                    Attn:  Investment Law Dept.

     If to Tenant:                  Workgroup Technology Corporation
                                    91 Hartwell Avenue
                                    Lexington, Massachusetts 02173

                                                                    Exhibit 10.9
                                    Attention: Chief Financial Officer

                                                                    Exhibit 10.9
     If to Landlord:            ------------------------------
                                    c/o Boston Properties
                                    8 Arlington Street
                                    Boston, Massachusetts  02116

     or to such other address as shall from time to time have been designated by written notice by such party to the other parties as herein provided.

10. This Agreement shall be the whole and only agreement between the parties hereto with regard to the subordination of the Lease and the leasehold interest of Tenant thereunder to the lien or charge of the Mortgage in favor of Lender, and shall supersede and control any prior agreements as to such, or any, subordination, including, but not limited to, those provisions, if any, contained in the Lease, which provide for the subordination of the Lease and the leasehold interest of Tenant thereunder to a deed or deeds of trust or to a mortgage or mortgages to be thereafter executed, and shall not be modified or amended and no provision herein shall be waived except in writing signed by the party against whom enforcement of any such modification or amendment is sought.

     The use of the neuter gender in this Amendment shall be deemed to include any other gender, and words in the singular number shall be held to include the plural, when the sense requires. In the event any one or more of the provisions of this Agreement shall for any reason be held to be invalid, illegal or unenforceable in any respect, such validity, illegality or unenforceability shall not affect any other provision of this Agreement, but this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein. This Agreement shall be governed by and construed in accordance with the laws of the State of Massachusetts.

     IN WITNESS WHEREOF the parties hereto have placed their hands and seals the day and year first above written.

Signed and acknowledged in the
presence of us:               TENANT:

                              WORKGROUP TECHNOLOGY
                              CORPORATION

------------------------
      By:
         -------------------------
Typed Name:                   Typed Name:
                              Title:

------------------------         Attest:
Typed Name:                             -------------------

                                                                    Exhibit 10.9
                                   LANDLORD:

                              -------------------------
                                                       Edward H. Linde,
                       as Trustee of Mall Road Trust,
                              but not individually

                              Attest:
                                     ------------------

                              LENDER:

                              CONNECTICUT GENERAL LIFE
                              INSURANCE COMPANY

                              By CIGNA Investments, Inc.


----------------------------
      By:
         --------------------------
Typed Name:                   Typed Name:
                              Title:

----------------------------
      Attest:
             -----------------------
  Typed Name: